                                               Exhibit 10.16
                                               Chicago Mercantile Exchange, Inc.
                                              Registration Statement on Form S-4

          BUILDING:          30 SOUTH WACKER DRIVE
                   ---------------------------------------------

                                Chicago, Illinois









                                      LEASE






         AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE
         ---------------------------------------------------------------
                                    LANDLORD

                          CHICAGO MERCANTILE EXCHANGE,
                     an Illinois not-for-profit corporation
         ---------------------------------------------------------------
                                     TENANT

         100,000 Square Feet on the Upper Lobby Level and 2nd-6th Floors
         ---------------------------------------------------------------
                                    PREMISES

                                  May 11, 1981
         ---------------------------------------------------------------
                                  DATE OF LEASE

         THIS LEASE, made as of this 11th day of May, 1981,
between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, Illinois, a national banking association of Chicago, Illinois, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980 and known as Trust No. 48268.

(hereinafter known as "Landlord"), and
                  CHICAGO MERCANTILE EXCHANGE,
                  an Illinois not-for-profit corporation

(hereinafter known as "Tenant"):

                                  WITNESSETH:
         THAT Landlord hereby leases to Tenant, and Tenant accepts the demised premises (hereinafter known as "demised premises" or "premises"), being 100,000 Square Feet on the Upper Lobby level and 2nd - 6th Floors and described in the plan attached hereto as Exhibits "A-1" - "A-6" in the building (hereinafter known as "Building"), known as 30 South Wacker Drive Chicago, Illinois, for the term of twenty (20) years unless sooner terminated as provided herein, commencing on the Commencement Date (defined in Section 2(a) (xxvi)) and ending twenty (20) years thereafter ("Termination Date"), to be occupied and used by Tenant
for general offices of a mercantile exchange (and other uses associated therewith) and no other purpose, subject to the agreements herein contained.

IN CONSIDERATION THEREOF, THE PARTIES COVENANT AND AGREE:

         1. BASE RENT. Tenant shall pay as Base Rent to JMB/MS Management Co. at 111 East Wacker Drive, Chicago, Illinois, or to such other person or at such other place as Landlord may direct in writing, in lawful money of the United States of America, the sum of THIRTY-NINE MILLION FIVE HUNDRED THOUSAND ONE AND 60/100 Dollars ($39,500,001.60) in two hundred forty (240) equal monthly installments of ONE HUNDRED SIXTY-FOUR THOUSAND FIVE HUNDRED EIGHTY-THREE AND 34/100 Dollars ($164,583.34) in advance on or before the first day of each month of the term, except that Tenant shall pay the first such monthly installment on July 1, 1983. All such Base Rent shall be paid without any set-off or deduction whatsoever as otherwise provided in this lease. Unpaid Base Rent shall bear interest at the rate set forth in Section 24(f), from twenty (20) days after the date due until paid. Time is of the essence of this Lease. Tenant agrees to do and perform each and every covenant, agreement and obligation to be performed by Tenant hereunder.

         2. RENT ADJUSTMENT. The Base Rent shall be adjusted in accordance with the provisions of this Section 2.

(a)      For purposes of this Lease:

                      (i) "Base Year" means the portion of the calendar year for the period commencing on the Commencement Date and ending on December 31st of the calendar year in which the Commencement Date occurs.

                      (ii) "Calculation Year" means the calendar year for which
                a Rent Adjustment computation is being made.

                      (iii) "Consumer Price Index" ("CPI") means the average of:
                1) U.S. City Averages for all Urban Consumers. All Items, of the United States Bureau of Labor Statistics: and 2) U.S. City Averages for Urban Wage Earners and Clerical Workers. All items, of the United States Bureau of Labor Statistics. The CPI for any calendar year for portion thereof in the [unreadable text] of the Base Year and the last calendar year of the Lease term) shall be determined by first averaging the monthly indices for each index and then averaging the two indices (All Items).

                      (iv) "Expenses" means and includes: 1) those expenses paid or incurred by Landlord for maintaining, operating and repairing the Real Property, the cost of electricity, steam, water, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance, including but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried in good faith by Landlord and applicable to the Real Property, painting, uniforms, customary management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Real Property, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes (which Landlord shall use reasonable efforts to obtain) , or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Real Property, and 2) the amortized portion of the cost of any capital improvement made to the Real Property which is either required by law (or governmental regulation) or reasonably intended by Landlord to reduce Expenses. Such amortization shall be in accordance with generally accepted accounting principles and include interest at the prime rate in effect on the date of installation of the capital improvement. The term "Expenses" shall not include: (I) leasing brokerage commissions, (ii) promotional and other expenses related to the leasing of space in the Building, (iii) expenses for an individual tenant for which Landlord is reimbursed directly by such other tenant, (other than through Rent Adjustments), (iv) items paid by insurance or utility charges billed directly to tenants by Landlord, (v) repairs or replacements caused by fire or other casualty, (vi) the cost of tenant alterations or improvements, (vii) depreciation and debt service, (viii) management overhead and fees not related to the Building or the Real Property. If the Building is not fully rented during all or a portion of any calendar year, Landlord shall make an appropriate adjustment of the Expenses, for each calendar year employing sound accounting and management principles, to determine the amount of Expenses that would have been paid or incurred by Landlord had the Building been fully tented; and the amount so determined shall be deemed to have been the amount of Expenses for each calendar year, provided however, for the calendar year in which the first (1st) Anniversary occurs, this procedure shall be employed only for the period commencing on the first (1st) Anniversary and ending on December 31st. If any Real Property expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

                      (v) "Real Property" means the Building, the land parcel
                upon which it stands and the personal property used in conjunction with both.

                      (vi) "Rent Adjustment" means any amount owed by Tenant
                resulting from increases in CPI, Expenses or Taxes. The Rent Adjustment shall be paid in addition to and in the same manner as Base Rent. Landlord's corrections for the expense and tax portion of the rent adjustment from all tenants in the Building including Tenant and Members may not exceed 100% of the total Building Rent Adjustments for Expenses and Taxes. The portion of the Building Rent Adjustments attributable to Expenses and Taxes billed to retail tenants, in the Building (including the Club (Section 38) and Retail Space (Section 36)) shall be deducted from the Building total for purposes of calculating Tenant's proportionate amount under this Lease.

                      (vii) "Rentable Area of the Building" is 993,040 square
                feet which is the sum of the rentable area of all demised premises (leased or unleased) in the Building on floors designated by Landlord as office floors.

                      (viii) "Rentable Area of the demised premises" is 100,000
                square feet which: 1) if this Lease is for an entire office floor, is the area of the entire floor inside the center line of the exterior glass walls (except public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts) plus a proportionate share of Building mechanical (HVAC) spaces above the lobby floor, or 2) if this Lease is for less than an entire office floor, is the area measured from the center line of the exterior glass walls to the center line of corridor partitions or other demising partitions plus a) a proportionate share of Building public areas (including corridors), toilets, mechanical
                (HVAC) spaces and janitors, electrical and telephone closets, on the floor housing the demised premises, and b) a proportionate share of Building mechanical (HVAC) spaces above the lobby floor. In either case, no deduction is made for columns or Building projections.

                      (ix) "Rent Adjustment Deposit" shall be equal to the Rent
                Adjustments due for the Calculation Year divided by the number of months within the Lease term in the Calculation Year.

                      (x) "Taxes" means real estate taxes, assessments, sewer
                rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Real Property. In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property for the operation thereof. The amount of Taxes attributable to any calendar year of the Lease term shall be the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable. In the event the Real Property is not assessed as fully improved for any year, then commencing on the first
                (1st) Anniversary. Taxes shall be adjusted to the Taxes which would have been payable in such year if the assessment of the Real Property had been made on a fully improved basis provided however, for the calendar year in which the first (1st) Anniversary occurs, this procedure shall be employed only for the period commencing on the first (1st) Anniversary and ending on December 31st.

                      (xi) "Tenant's Proportion" is 10.070 and means the
                proportion the Rentable Area of the premises bears to the Rentable Area of the Building.

                    Section 2(a) is continued on page 3(a).

                            (b) If the CPI for the Base Year is less than the
                CPI for any calendar year of the Lease term, commencing with the calendar year in which the 37th month of the Lease term occurs, Tenant shall pay Landlord as a Rent Adjustment for each such calendar year, the sum of the Base Portion, Additional Portion and Constant Portion. For the calendar year in which the 37th month of the Lease term occurs, the CPI portion of the Rent Adjustment need be paid only for the period commencing on the first (1st) day of the 37th month and ending December 31st. (see example page 43 and limitation Section 54).

                      Section 2(c) intentionally omitted.

                            (d) If the total amount of Taxes and/or Expenses
                attributable to any calendar year of the Lease term is greater than $5,461,720.00 then Tenant shall pay Landlord as a Rent Adjustment for such calendar year, Tenant's Proportion of such amount.

                            (e) Tenant shall pay Landlord the Rent Adjustment
                Deposit in the same manner as Base Rent, on the first day of each month during the term of this Lease commencing with the first day of the calendar year following the calendar year in which this Lease commences. The Rent Adjustment Deposit shall be deposited against Rent Adjustments due for the calendar year next following the Calculation Year. During the last complete calendar year or during any partial calendar year which this Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease.

                            (f) As soon as reasonably feasible after the
                expiration of each calendar year of this Lease, Landlord will furnish Tenant's statement (which has been audited by a Certified Public Accounting Firm) showing the following:

                            (i)     Expenses, Taxes and CPI for the Calculation
                                    Year.

                            (ii)    CPI for the Base Year;

                            (iii) The amount of Rent Adjustments due Landlord for the Calculation Year, less credits for Rent Adjustment Deposits paid, if any. If Landlord receives a reduction in the Taxes for any year and if Tenant has paid a Rent Adjustment based upon the taxes prior to the reduction, Tenant shall receive a refund of such adjustment paid which Landlord shall credit to Tenant's Base Rent account. Upon notice to Landlord, Tenant may request direct payment in lieu of such credit; and

                            (iv) The Rent Adjustment Deposit due in the calendar year next following the Calculation Year including the amount or revised amount due for the months prior to the rendition of the statement. Tenant may request and obtain a copy of auditor's certification.

                            (g) If the Lease term commences on any day other
                than the first day of January, or if the Lease term ends on any day other than the last day of December, any Rent Adjustment payment due Landlord shall be prorated, and Tenant shall pay such amount within thirty (30) days after being billed. This covenant shall survive the expiration or termination of this Lease.

                            (h) If the Bureau of Labor Statistics substantially
                revises the manner in which the CPI is determined, Landlord shall use the CPI as revised. If however, the 1977 average shall no longer be used as an index of 100, such change shall constitute a revision which will entitle Landlord to produce results equivalent, as nearly as possible, to those which would be obtained if the 1977 average were still being used as an index of 100. If such CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord and Tenant shall substitute therefor, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication.

Section 2(a) continued:                              **continued on page 42(a)

                   2(a)(xii) "Trading Floor" is the floor to be constructed
                            abutting the Building.

                            Tenant agrees:
                            1. to equip and outfit the Trading Floor for use and operation as the trading floor of the Chicago Mercantile Exchange, and
                            2. to open for business in the Trading Floor as the trading floor of the Chicago Mercantile Exchange on or prior to the later of:
                                    i. eighteen (18) months after purchase of the Trading Floor pursuant to Trading Floor Agreement referred to in section 34.C., or
                                    ii. July 31, 1985 as extended by Force
                                    Majeures but not later than April 1, 1987.

                      (xiii) "Phase II Tower" is the tower of a building which
                may be constructed on the property immediately north of the Building. It is understood that the Phase II Tower may never be built.** (continued on page 42(a))

                      (xiv) "Anniversary" means the annual recurrence of the
                Commencement Date.

                      (xv) "Base Rent Rate Per Square Foot" means the sum calculated as follows:

                            (current monthly installment
                            of Base Rent) x 12
                            ----------------------------  = Base Rent Rate
                            (current Rentable Area of       Per Square Foot
                            the demised premises)

                      (xvi) "Rent Adjustment Rate Per Square Foot" means the sum calculated as follows:

                            (Rent Adjustments attributable
                            to current month) x 12
                            ------------------------------- = Rent Adjustment
                            (current Rentable Area of the     Rate Per Square
                            demised premises)                 Foot

                      (xvii) "Prevailing Market" is, and at any time shall be
                determined by considering leases for "as-is" space ("As-Is Leases") being entered into at such time in the Building or the Phase II Tower giving appropriate consideration to rate per square foot, escalation and abatement provisions, if any, length of lease term, size and location of premises being leased, work or allowances, if any, and other applicable terms and conditions of tenancy; provided however, there shall be excluded from a consideration of Prevailing Market As-Is Leases entered into under "special circumstances" which includes the following (among others):

                         1.       Landlord being forced to lease
                         2.       a term of less than five (5) years
                         3.       options encumbering the space being leased
                         4.       awkward or unusual shape
                         5.       lack of windows.

                If no As-Is Leases are then being entered into in the Building or Phase II Tower the same process stated in the preceding sentence shall be used by As-Is Leases in reasonably similar neighboring first class high rise office buildings shall be the ones considered. When this Lease and Member's leases are amended to reflect Prevailing Market, such leases shall be amended, as required, to reflect any changes in rate per square foot, escalation, abatement, lease term, size and location of premises, work or allowances and any other applicable terms and conditions of tenancy.

                      (xviii) "Force Majeure" means interruptions or delays
                caused by; war, insurrection, civil commotion, riots, acts of God or enemy, governmental action, strikes, lockouts, picketing (legal or illegal), accidents, inability of Landlord to obtain fuel, supplies or materials, or any other cause or causes beyond the control of Landlord.

                      (xix) "Acts of Tenant" means interruptions or delays
                caused by; acts, defaults or omissions of Tenant, special work, changes,

                                      3(a)
                alterations or additions required or made by Tenant in the layout or finish of the premises or the Building, Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates or giving authorizations or Tenant's request for items requiring long delivery periods.

                      (xx) "Ready for Occupancy" means that state of readiness
                when only minor insubstantial details of construction, decoration or mechanical adjustments remain to be done in the premises or any part thereof or the Building (excluding Tenant work in places other than the demised premises and in any portion of the demised premises being constructed by a general contractor other than Metropolitan Structures, Inc.). In the event of dispute as to whether the premises are Ready for Occupancy, the decision of Landlord's architect shall be final and binding on Landlord and Tenant.

                      (xxi) "Base Portion" means the product derived by
                multiplying thirty percent (30%) of the Base Rent due for a Calculation Year (which shall not be diminished by credits) by the quotient of the following division: the CPI for the Base Year, and the remainder thereof divided by the CPI for the Base Year.

                Base Portion = 30% x Base Rent x (Calculation Year CPI minus)
                                                 (Base Year CPI             )
                                                 (--------------------------)
                                                 (        Base Year CPI     )

                      (xxii)  "Additional Portion" means;

                            1. (a) through December 31st of the calendar year in
                which the 120th month of the Lease term occurs, the product derived by multiplying the CPI portion of the Rent Adjustment for the calendar year prior to the Calculation Year by thirty percent (30%) and multiplying the product so derived by the quotient of the following division: the CPI in such Calculation Year less the CPI for the Base Year, and the remainder thereof divided by the CPI for the Base Year.

                Additional Portion = 30% x (CPI portion  )   (Calculation Year)
                                           (of Rent Ad-  )   (CPI minus Base  )
                                           (justment for ) x (Year CPI        )
                                           (calendar year)   ------------------
                                           (prior to Cal-)      Base Year CPI
                                           (culation Year)

                               (b) In no event shall the quotient referred to in
                2(a) (xxii)(1)(a) exceed the following limitation factor in the year indicated:


CALENDAR YEAR                                              LIMITATION
OF LEASE TERM                                              FACTOR
-------------                                              ----------
The calendar year in which the 13th month
of Lease term occurs                                          .06000

The next succeeding calendar year (i.e.,
the calendar year in which the 25th month
of the Lease term occurs)                                     .123600

                                      (3b)

The next succeeding calendar year                             .191016

The next succeeding calendar year                             .262477

The next succeeding calendar year                             .338226

The next succeeding calendar year                             .418519

The next succeeding calendar year                             .503630

The next succeeding calendar year                             .593848

The next succeeding calendar year                             .689479

The next succeeding calendar year                             .790848

                            2. (a) for the calendar year following the calendar
                year in which the 120th month of the Lease term occurs through the end of the original Lease term (not the Extension), the product derived by multiplying the CPI portion of the Rent Adjustment for the calendar year prior to the Calculation Year by thirty percent (30%) and multiplying the product so derived by the quotient of the following division: the CPI in such Calculation Year less the CPI for the calendar year in which the 120th month of the Lease term occurs, and the remainder thereof divided by the CPI for the calendar year in which the 120th month of the Lease term occurs.

                Additional   30% x (CPI portion  )   (Calculation Year CPI    )
                Portion    =       (of Rent Ad-  )   (minus CPI for calendar  )
                                   (justment for ) x (year in which the 120th )
                                   (calendar year)   (month of the Lease term )
                                   (prior to Cal-)   (occurs                  )
                                   (culation Year)   (----------------------- )
                                                     (CPI for calendar year   )
                                                     (in which the 120th month)
                                                     (of the lease term occurs)

                                    (b) In no event shall the quotient referred
                to in 2(a) (xxii)(2)(a) exceed the following limitation factor in the year indicated:

CALENDAR YEAR                                                    LIMITATION
OF LEASE TERM                                                      FACTOR
-------------                                                    ----------
The calendar year following the
calendar year in which the 120th month of the
Lease term occurs (i.e., the calendar year in
which the 132nd month of the Lease term occurs)                   .06000

The next succeeding calendar year (i.e.,
the calendar year in which the 144th month
of the Lease term occurs)                                         .123600

The next succeeding calendar year                                 .191016

The next succeeding calendar year                                 .262477

The next succeeding calendar year                                 .338226

The next succeeding calendar year                                 .418519

The next succeeding calendar year                                 .503630

The next succeeding calendar year                                 .593848

The next succeeding calendar year                                 .689479

The next succeeding calendar year                                 .790848

                 * See note to Section 2(a) (xxii) on page 3(e)

                                  (3c)

                      (xxiii)  "Constant Portion" means;

                            1. for the calendar year in which the 37th month of
                      the Lease term occurs through December 31st of the calendar year in which the 120th month of the Lease term occurs, zero, and

                            2. for the calendar year following the calendar year
                      in which the 120th month of the Lease term occurs through the end of the original Lease term, an amount equal to the Additional Portion for the calendar year in which the 120th month of the Lease term occurs. Note: This amount remains constant.

                      (xxiv) "General Conditions" means field office costs,
                clean up, data processing, hoisting, meals and travel, supervision, administration, accounting and secretarial services, rubbish removal, temporary enclosures, equipment rental, temporary services, and building permits.

                      (xxv) "Acts of a Member" means interruptions or delays
                caused by; acts, defaults or omissions of a member, special work, changes, alterations or additions required or made by a Member in the layout or finish of the premises or the Building, a Member's delay in submitting plans, supplying information, approving plans, specifications or estimates or giving authorizations or a Member's request for items requiring long delivery periods.

                      (xxvi) "Commencement Date" means the first day of the
                calendar month immediately following the month in which Landlord gives notice to Tenant that the demised premises are Ready for Occupancy (defined in Section 2(a) (xx)), provided however, that if the Commencement Date occurs before the first (1st) day of the month next following the twenty-eighth (28th) month after the month during which Landlord obtains a Foundation Permit, unless Tenant chooses to occupy and thereby establish the Commencement Date, the Commencement Date shall be deemed delayed until the first (1st) day of the month next following the twenty-eighth (28th) month after the month during which Landlord obtains a Foundation Permit.

                      (xxvii) "Additional Portion Rate Per Square Foot" means
                the quotient derived by dividing the Additional Portion for any calendar year by the then current Rentable Area of the demised premises.

                      (xxviii) "Constant Portion Rate Per Square Foot" means the quotient derived by dividing the Constant Portion for any calendar year by the then current Rentable Area of the demised premises.

                      (xxix) "Base Portion Rate Per Square Foot" means the
                quotient derived by dividing the Base Portion for any calendar year by the then current Rentable Area of the demised premises.

                      (xxx) "Holiday(s)" means national and state holidays
                including but not limited to: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                                      (3d)

                      (xxxi) "Expansion Floor" is described in section 1.5 of
                the agreement called The Chicago Mercantile Exchange Center Easements, Reservations, Covenants and Restrictions, by and between American National Bank and Trust Company of Chicago, as Trustee under Trust No. 48268, American National Bank and Trust Company of Chicago, as Trustee under Trust No. 51234, American National Bank and Trust Company of Chicago, as Trustee under Trust No. 51235.

Note to Section 2(a) (xxii):

         For the calendar year in which the twenty-fifth (25th) month of the Lease term occurs for the Second Reservation Space and the calendar year in which the forth-ninth (49th) month of the Lease term occurs for the First Reservation Space, for the purposes of calculating the Additional Portion (for such years only), the CPI portion of the Rent Adjustment (which is determined from the calendar year prior to such Calculation Year) shall be multiplied by the ratio of the number of months from the Commencement Date to December 31st of the first calendar year of the Lease bears to 12; e.g., if the Commencement Date is September 1, the ration is 4/12.

         For the calendar year in which the sixtieth (60th) month occurs (for leases to Members with five (5) year terms) and for the calendar years in which the one hundred twentieth (120th) or two hundred fortieth (240th) month of the Lease term occurs (as appropriate for Members with ten (10) year terms, or Tenant) for the First Reservation Space and the 60th or the 120th month of the Lease term for the Second Reservation Space, for the purposes of calculating the Additional Portion (for such years only), the CPI portion of the Rent Adjustment (which is determined from the calendar year prior to such Calculation Year) shall be multiplied by the ratio of twelve (12) minus the number of months from the Commencement Date to December 31st of the first calendar year of the Lease term bears to 12, e.g., if the Commencement Date is September 1, the ratio is 8/12.


                                      (3e)

Date Sent      Drawing No.     Drawing Date         Description
---------      -----------     ------------         -----------
12/31/81        A1 - A24         12/19/80        "Pricing" Drawings
 3/12/81        A1 - A22          3/09/81        "P.U.D." Drawings
 4/1/81         A1 - A22          3/09/81        "P.U.D." Drawings

Drawings Sent to The Levy Organization:
---------------------------------------

Date Sent      Drawing No.     Drawing Date         Description
---------      -----------     ------------         -----------
1/06/81         A1 - A24         12/19/80        "Pricing" Drawings
3/12/81         A1 - A22          3/09/81        "P.U.D." Drawings

Drawings Sent to Space/Management Programs:
-------------------------------------------

Date Sent      Drawing No.     Drawing Date         Description
---------      -----------     ------------         -----------
1/30/81         A1 - A24         12/19/80        "Pricing" Drawings
2/06/81          -----            1/28/81        Preliminary 1/4" core plans
3/12/81         A1 - A22          3/09/81        "P.U.D." Drawings
3/19/81          -----            3/18/81        Preliminary Core Plans
                                                 for P-1, P-2, Floors 8, 9,
                                                 11 - 40
3/26/81          -----            3/26/81        Preliminary Low-Rise,
                                                 Floors #2 - 10
3/31/81         A - 43            3/31/81        Preliminary 2nd Floor
4/9/81          DSK-154A          1/19/81        Section Showing Escalators
4/16/81         A12, 13, 16
                to 25, 44         4/20/81        Preliminary Substructure
                                                 Permit Drawings
4/20/81         A1 - A44;         4/20/81        Caisson and Substructure
                S1-S16, except                   Permit Drawings
                S3; Survey 1 & 2;
                PC1; P1-P5; E2,E3
                Pile Dyne Drawings  4/15/81
                No. 1, 2 and 3










                                                               Attachment "C"

                      (i) Tenant or its representative shall have the right to
                examine Landlord's books and records with respect to the items in the statement of Expenses and Taxes during normal business hours at any time within forty-five (45) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of the statement (which shall be noted on the item as "paid under protest"), such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If an audit by tenant reveals an overcharge to Tenant in excess of five percent (5%), Landlord shall pay the cost of such audit.

3.       SERVICE.

         (a) Landlord, as long as Tenant is not in default under any of the covenants of this Lease, shall furnish:

                      (i) Air-cooling when necessary to provide a temperature condition required, in Landlord's judgment or required by law (or governmental regulation), for comfortable occupancy of the demised premises under normal business operation, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.).
                Sundays and holidays excepted. Wherever heat generating machines or equipment are used by Tenant in the demised premises, which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the demised premises and the expense of installation shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air-conditioning systems shall be paid by Tenant to Landlord as additional Base Rent at rates fixed by Landlord. Landlord agrees to furnish heat to the demised premises, when required by law (or governmental regulation) for comfortable occupancy of the demised premises under normal business operation on business days from 7:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. Upon prior written notice to Landlord, Tenant may request heating or air-cooling during hours other than those stated and Landlord shall provide such at Tenant's sole expense which shall be based upon Landlord's cost plus fifteen percent (15%) overhead and profit;

                      (ii) Landlord shall supply hot and cold water for use in
                lavatories it installs for use in common with other tenants or for full floor tenants. If Tenant desires water in the demised premises, cold water only shall be supplied from City of Chicago mains drawn through a line, meter, and fixtures installed by Tenant, at Tenant's expense, with Landlord's written consent. Tenant shall pay Landlord as additional Base Rent, at rates fixed by Landlord (Landlord's cost plus fifteen percent (15%) overhead and profit) charges for all water furnished in the demised premises. Tenant shall not waste or permit the waste of water. If Tenant fails to pay landlord's charges for water within twenty (20) days after billing. Landlord upon ten (10) days' notice, may in addition to any other remedy provided in this Lease, discontinue furnishing water. No such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the demised premises or render Landlord liable for damages or relieve Tenant from any obligation under this Lease;

                      (iii) Passenger elevator service in common with Landlord
                and other tenants, daily from 7:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.). Sundays and holidays excepted, and on an emergency basis only, freight elevator service on common with Landlord and other tenants, daily from 7:00 A.M. to 5:00 P.M.. Saturdays, Sundays and holidays excepted [unreadable text] the way down at the Trading Floor and Expansion Floor levels. Such normal elevator service, passenger or freight, on an emergency basis only, if furnished at other times shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished provided further, that Tenant's freight elevator shall be available 24 hours per day. Operatorless automatic passenger and on an emergency basis only, freight elevator service shall be deemed "elevator service" within the meaning of this paragraph;

                      (iv) Janitor service and customary cleaning in and about
                the demised premises in accordance with Exhibit "D", Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractors or employees at all times satisfactory to Landlord;

                      (v) Window washing of all windows in the demised premises, both inside and out, at such times as shall be required in Landlord's sole judgment provided however, that the windows shall be washed no less than three (3) times per year, weather permitting;

                Notwithstanding anything hereinafter contained in this Lease, there shall be no abatement or reduction of that portion of the Base Rent which represents the amount of the charges for supplementary air-conditioning and water in the demised premises pursuant to this section 3(a).

                (b) All electricity used in the demised premises shall be supplied by the utility company serving the Building through a separate meter and be paid for by Tenant. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. If such service be discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Rent Adjustments and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant shall receive such service directly from the utility company and Landlord hereby permits its wires and conduits to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make no alteration or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance. Tenant may at its option, purchase from Landlord or its agent all lamps, bulbs, ballast and starters used in the demised premises after their initial installation. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation;

                (c) Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by Force Majeure. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use an possession of the premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, [unreadable text] any interruption in HVAC or any repairs, renewals, improvements or alterations to the demised premises cause the demised premises or any part thereof to be rendered untenantable or inaccessible by Tenant for more than thirty (30) consecutive business days, Landlord agrees that Base Rent and Rent Adjustments shall abate on a per diem basis for each day after such thirty (30) day period during which the premises or any part thereof are not tenantable or accessible prorated, however, in proportion to the portion of the demised premises which are so rendered untenantable or inaccessible to the total demised premises.

         4. CONDITION OF PREMISES. Subject to the Work Letter attached to this Lease and a construction "punch list", Tenant's taking possession shall be conclusive evidence as against Tenant that the demised premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel, decorate, clean or improve the demised premises or the Building and no representation respecting the condition of the demised premises or the Building have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereof, or contained in a written document signed by Landlord or its Agent. This Lease does not grant any rights to light or air over property.

         5.     INTENTIONALLY OMITTED.

         6. USE OF PREMISES. Tenant shall occupy and use the demised premises during the term for the purpose above specified and none other:

                (a) Tenant will not make or permit to be made any use of the demised premises which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations and Tenant shall not do, or permit to be done, any act or thing upon the demised premises which will be in conflict with fire insurance policies covering the Building of which the demised premises form a part. Tenant, as its sole expense shall comply with all rules, regulations or requirements of the Illinois Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon said premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, Illinois Inspection and Rating Bureau. Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building;

                (b) any sign installed in the demised premises shall be installed at Tenant's cost and if visible from outside of the demised premises in such manner, character and style as Landlord may approve in writing;

                (c) Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter of spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's express consent in writing, which consent shall not be unreasonably withheld;

                (d) Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators or stairways of the Building;

                (e) no bicycle or other vehicle and no dog or other animal or bird shall be brought or permitted to be in the Building or any part thereof;

                (f) no noise, odor or litter, whether caused by Tenant, Tenant's customers, clients, invitees or guests, which is objectionable to Landlord or other occupants of the Building, shall emanate from the demised premises. Tenants shall not: I) create or maintain a nuisance on the demised premises, or ii) disturb, solicit or canvass any occupant of the Building, or iii) do any act tending to injure the reputation of the Building;

                (g) Tenant shall not install any musical instrument or equipment in the Building, or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, obtaining prior approval in writing by Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed, provided however, the Tenant shall have the right at its sole expense to install and maintain a receiving and transmitting facility (antennae), including connections to the demised premises, in a location and manner and of a size and weight approved by Landlord, on the roof of the Building if Tenant first obtains all necessary permits and licenses from the City of Chicago and any other governmental agency having jurisdiction.

                (h) Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet;

                (i) except as provided in Section 39, no additional locks or similar devices shall be attached to any door. No keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the demised premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets and vaults;

                (j) Tenant assumes full responsibility for: (i) protecting the premises from theft, robbery and pilferage, (ii) keeping the premises secure, and (iii) locking the doors in and to the demised premises. Any damage resulting from neglect of this clause shall be paid for by Tenant. All property belonging to Tenant, or any person in the premises, which is in the Building or the premises, shall be there at the risk of Tenant or other person only, and Landlord, its beneficiaries. Owner and Owner's partners and their respective agents and employees shall not be liable for damage thereto or theft or misappropriation thereof. Tenant shall indemnify and hold Landlord, its beneficiaries, Owner and Owner's partners and their respective agents and employees harmless from any claims arising out of the above, including subrogation claims by Tenant's insurance carrier, except that nothing contained herein shall require Tenant to release, indemnify, or waive claims against Landlord or Owner for liability caused by the negligence of Landlord or Owner of their respective agents, servants or employees;

                (k) if Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted. Landlord represents that the Building will contain facility which will permit Tenant to pull television cable for an in-house television system throughout the Building and for connection to the Trading Floor; provided however, that such facilities must, in Landlord's reasonable judgment fit and be compatible with the designed core structure of the Building. Landlord agrees that two (2) five-inch (5") cables shall fit and be comparable with the designed core structure of the Building;

                (l) shades, draperies or other form of inside window covering must be of such shape, color and material as approved by Landlord;

                (m) Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the demised premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility. Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before Building employees will permit any article to be removed;

                (n) unless Landlord gives advance written consent in each and every instance. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the demised premises, or carry on any mechanical business therein, or used the demised premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property. Tenant is hereby granted permission to install kitchen facilities for use by Tenant's employees and invitees only. The expense of such kitchen facilities shall be the sole responsibility of Tenant and shall include among other costs: i) required venting and flues, and ii) an exhaust stack tap-in charge based upon Tenant's proportionate C.F.M. usage;

                (o) Tenant shall not place or allow anything to be against or near the glass of partitions or doors of the demised premises which may diminish the light in, or be unsightly from, public halls or corridors;

                (p) Tenant shall not install in the demised premises any equipment which uses a substantial amount of electricity without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the demised premises, taking into account the capacity of the electric wiring in the Building and the demised premises and the needs of other tenants in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity;

                (q) Tenant may not install carpet padding or carpet by means of a mastic without Landlord's approval.

                (r) Tenant shall not conduct any auction, fire or "going out of business", or bankruptcy sales in or from the demised premises;

                (s) Tenant shall lower and adjust the venetian blinds on the windows in the premises if such lowering and adjustment reduces the sun load;

                (t) in addition to all other liabilities for breach of any covenant of this Section 6, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as additional Base Rent an amount equal to any increase in insurance premium or premium caused by such breach. Any violation of this Section 6 may be restrained by injunction. Tenant shall be liable to Landlord for all damages resulting from violation of any of the provisions of this
         Section 6. Landlord shall have the right to make such reasonable rules and regulations as Landlord or its agent may from time to time adopt on such reasonable notice to be given as Landlord may elect.** Nothing in this Lease shall be construed to impose Landlord any duty or obligation to enforce provisions of this Section 6 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

         7. CARE AND MAINTENANCE. Subject to the provisions of Section 10, Tenant shall, at Tenant's own expense, keep the demised premises (excepting structural elements of the Building, the Building's mechanical or HVAC systems or exterior glass) in good order, condition and repair during the term*** If Tenant does not make repairs promptly and adequately, Landlord, after serving notice on Tenant and Tenant's failure to make such repair within ten (10) days, may, but need not, make repairs, and Tenant shall promptly pay the cost thereof,* Tenant shall pay Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the demised premises are not made during ordinary business hours at Tenant's request.

* provided however, such notice and grace period shall not be necessary in cases of emergencies as determined by Landlord in the exercise of its sole discretion.

** Landlord will make reasonable efforts to apply rules equally to all tenants.
   In the event a conflict between rules and this Lease occurs, the Lease shall control.

*** excepting repairs required as a result of Landlord's conduct or the conduct of another tenant.

         8.        ALTERATIONS AND CONSTRUCTION.

                (a) Tenant may not do any work ("Work") in the demised premises such as, but not limited to, erecting partitions, making alterations or additions, nailing, boring or screwing into the ceilings, walls or floors, without the prior written consent of Landlord in each and every instance provided however, that a cosmetic alteration such as painting, decorating, [unreadable text] or hanging pictures does not require the approval of Landlord [unreadable text] it is visible from the exterior of the demised premises or the Building and provided further, Landlord's consent shall not be unreasonably withheld in cases of other alterations not visible from the exterior of the premises or the Building. Under such circumstances however, compliance with this
         Section 8 is required. The decision of Landlord to refuse such consent unless otherwise provided shall be conclusive, in order to obtain such consent. Tenant shall furnish Landlord (i) plans and specifications for the Work (which Tenant warrants is in conformance with all applicable laws and is consistent in all respects with the aesthetics, structural and mechanical systems of the Building), (ii) names and addresses of contractors ("Contractors") and subcontractors ("Subcontractors"),
         (iii) copies of contracts with Contractors and Subcontractors which shall provide, among other things, that no charges, amendments, extras or additional work are permitted without the consent of Landlord, and
         (iv) affidavits from engineers acceptable to Landlord stating that the Work will not in any way adversely affect any mechanical system in the Building, such as, but not limited to, the heating, ventilating, air-conditioning or electrical systems. Landlord reserves the right to deny any Contractor or Subcontractor entry to the Building but Landlord's failure to exercise this right shall not be deemed an approval of either the financial stability or quality of workmanship of any such Contractor of Subcontractor.

                (b) If Landlord grants such consent, all Work shall be performed in a workmanlike manner (and materials furnished shall be of a like quality to those in the Building) and either by or under the supervision of Landlord but at the sole expense of Tenant. Subsequent to the granting of such consent but before the commencement of the Work or delivery of any materials onto the demised premises or into the Building, Tenant shall furnish Landlord (i) necessary permits, (ii) sworn Contractor affidavits listing all subcontracts with suppliers of materials and/or labor, with whom Contractors have contractual relations for the Work, and setting forth a summary of such contractual relationships, (iii) Subcontractor affidavits, (iv)*, (v) certificates of insurance form all Contractors and Subcontractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the Work, and (vi) such other documents as may be reasonably requested by Landlord. The certificates of insurance required must evidence coverage in amounts and from companies satisfactory to Landlord and may be cancelable only with ten (10) days advance notice to Landlord. If Landlord consents or supervises, such shall not be deemed a warranty as to the adequacy of the design or workmanship or quality of the materials and Landlord hereby disavows any responsibility and/or liability for such. Additionally, under no circumstances shall Landlord have any responsibility to repair or maintain any portion of the Work which either does not function or ceases to function.

                (c) During construction of the Work, upon receipt by Landlord of waivers, mechanics' liens and percentage completion certificates from Tenant, Contractors and the architect, Landlord shall disburse the funds deposited pursuant to Paragraph 8(b) (iv) to the joint order of Tenant and Contractors.

                (d) Upon completion of the Work, and prior to final payment, Tenant shall obtain the written approval of Landlord (which shall not be unreasonably withheld) for the quality of the Work and furnish Landlord with (i) Tenant, Contractors, and architectural completion affidavits, (ii) full and final waivers of lien, (iii) receipted bills covering all labor and materials expended and used, (iv) other appropriate documents evidencing completion of the Work, and (v) as-built plans of the Work.

                (e) Tenant shall pay Landlord for use of elevators (except the use of Tenant's elevator) and/or hoists, during the Work, at the same rate being charged to other similar users. Tenant shall cooperate with Landlord in scheduling such use.

                (f) If the Work is being done near the commencement of the Lease term, Tenant agrees to commence payment of Base Rent and Rent Adjustments upon the date and in the manner provided in this Lease notwithstanding any delay in completing the Work or the demised premises which may result from the performance of the Work by Tenant or its Contractors.

                (g) Tenant shall procure, or cause to be procured, and pay for all permits, licenses, approvals, certificates and authorizations necessary to the prosecution and completion of the Work. All Work shall be done in strict accordance with all laws, ordinances, rules, regulations and requirements of the Board of Underwriters and all Municipal, State, Federal and other authorities having jurisdiction. Where drawings and specifications conflict with the law, the law is to be followed. Tenant shall promptly notify the respective departments or official bodies when the Work is ready for inspection and shall, at once, do all work required to remove any violations or to comply with such inspections, without additional charge to Landlord. Tenant shall perform, or cause to be performed, all work necessary to obtain approvals from authorities mentioned above without additional cost to Landlord.

                (h) Tenant agrees to reimburse Landlord for all sums expended for examination and approval of the architectural and mechanical plans and specifications.

* 1. for Tenant and credit-worthy Members (to be determined solely by Landlord) indemnification in the form of an irrevocable Letter of Credit (drafted solely as Landlord determines) in a sum equal to the total value of the Work, and

  2. for all other Members, indemnification in the form of cash in a sum equal to the total value of the Work.

                (i) Tenant agrees that the Work shall be performed so as not to cause or create any jurisdictional or other labor disputes, and in the event such disputes occur. Tenant shall immediately do whatever is necessary to resolve such disputes, at no expense to Landlord.

                (j) Tenant hereby agrees to hold Landlord, its beneficiaries, Owner and Owner's partners and their respective agents and employees harmless from any and all liabilities of every kind and description, including reasonable attorney's fees which may arise out of or be connected in any way with the Work. Any mechanic's lien (or any notice preliminary to lien) filed against the demised premises, or the Real Property, for the Work or materials claimed to have been furnished to Tenant shall be discharged of record (or paid if a notice be served) by Tenant within ten (10) days after filing (or service) at the expense of Tenant provided however, that if Tenant has on deposit with Landlord one hundred fifty percent (150%) of the lien, in cash and otherwise holds Landlord harmless and indemnifies Landlord, tenant may contest the lien.

                (k) All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the demised premises, whether placed there by Tenant or Landlord, shall, unless Landlord requests their removal, become the property of Landlord and shall remain upon the demised premises at the termination of this Lease by lapse of time or otherwise without compensation, allowance or credit to Tenant. If, upon the request of Landlord, Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, Landlord may remove them upon the expiration or termination of this Lease, provided however, that Tenant shall be responsible for the restoration of the premises to the condition in which they existed at the commencement date of this Lease, reasonable wear and tear and damage by fire or other casualty excepted.

         9. ACCESS TO PREMISES. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the demised premises. Landlord or Landlord's agents shall have the right to enter upon the premises, to inspect the same, to perform janitorial and cleaning services and to make such repairs, alterations, improvements or additions to the premises or the Building as Landlord may deem necessary** and Landlord shall be allowed to take all material into and upon said demised premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the Base Rent and/or Rent Adjustments shall in no wise abate (except as provided in Section 10) while said repairs, alternations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise,* If Tenant shall not be personally present to open and permit an entry into said demised premises, at any time, when for any reason an entry therein shall be necessary or permissible. Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefore (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of entrance or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. ***

         10. UNTENANTABILITY. If the demised premises or the Building are made untenantable by fire or other casualty and if the Trading Floor has not been made untenantable or if it has been made untenantable and owner of Trading Floor contracts for and commences the Trading Floor's reconstruction, Landlord shall proceed with all due diligence to repair, restore or rehabilitation the Building or the demised premises at Landlord's expense in which event this Lease shall not terminate. If however, the demised premises or the Building, and the Trading Floor, are made untenantable by fire or other casualty and if owner of Trading Floor does not so contract or commence such reconstruction of the Trading Floor, Landlord may elect:

                (a) to terminate this Lease as of the date of the fire or casualty by notice to Tenant within one-hundred fifty (150) days after date, or

                (b) proceed with all due diligence to repair, restore or rehabilitate the Building or the demised premises at Landlord's expense, in which latter event this Lease shall not terminate, ****

                In the event the Lease is not terminated pursuant to this provision, Base Rent and Rent Adjustments shall abate on a per diem basis during the period of untenantability. In the event of the termination of this Lease pursuant to this section, Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of the fire of other casualty. In the event that the demised premises are partially damaged by fire or other casualty but not made wholly untenantable, then Landlord shall, except during the last year of the term hereof proceed with all due diligence to repair and restore the demised premises and the Base Rent and Rent Adjustments shall abate in proportion to the untenantability of the demised premises during the period of

* provided however, that excepting emergency situations, Landlord shall exercise reasonable efforts not to interfere with the conduct of Tenant's business on the premises. In the event Landlord's access to the premises or any part thereof pursuant to this Section 9 causes the demised premises or any part thereof to be rendered untenantable or inaccessible excepting untenantability or inaccessibility resulting from fire or other casualty as stated in Section
  10) by Tenant for more than thirty (30) consecutive business days, then Base Rent and Rent Adjustments shall abate on a per diem basis for each day after such thirty (30) day period during which the premises or any part thereof are not tenantable or accessible prorated, however, in proportion to the portion of the demised premises which are so rendered untenantable or inaccessible to the total demised premises.

** provided however, that if Landlord decreases the size of the demised premises, Base Rent and other appropriate items shall be appropriately reduced

*** Nothing contained herein shall require Tenant to release, indemnify, or waive claims against Landlord or Owner for liability caused by the negligence of Landlord or Owner or their respective agents, servants or employees.

**** provided however, if Landlord fails to repair, restore or rehabilitate demised premises within 270 days after the aforementioned 150 days, the Tenant shall have the right to terminate this Lease as of the date of said fire or casualty by serving notice on Landlord within ten (10) days after if Landlord fails to so repair, restore or rehabilitate within the 270 day period and such failure is the result of Force Majeure or Acts of Tenant the 270 day period shall be deemed extended for a period of time equal to the delay.

untenantability. Notwithstanding anything hereinbefore contained in this Section 10 or in Section 10A, if a portion of the demised premises are made untenantable as aforesaid during the last year of the term hereof exercised [unreadable text] renewal option contain in Section 27 or its rights under Section 30. Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to the other within thirty
(30) days after the date of fire or other casualty, in which event the Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.**

         11. SUBROGATION. The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which maybe carried endorsed with the following subrogation clause:
"This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein"; and each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery, collected under such insurance, subject to the limitation that this waiver shall apply only when it is either permitted or, by the use of such good faith efforts could have been so permitted by the applicable policy of insurance.

         12. EMINENT DOMAIN. If a substantial portion of the Building, or a substantial part of the demised premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Current rent shall be apportioned as of the date of such termination. If any part of the Building, shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant may share in the condemnation award or in any judgment for damages caused by the change of grade, but only to the extent that unamortized portion of its leasehold improvements. Tenant may proceed independently in such proceedings if its chosen. If an insubstantial portion of the premises shall be lawfully taken or condemned or conveyed under threat of condemnation so that the premises can be used by Tenant for the purposes set forth in this Lease, and this Lease is not terminated by Landlord, Landlord shall repair the premises, and the Lease shall be amended to reduce Tenant's Proportion and Base Rent in the proportion of the amount taken.

         ** Section 10A, see page 42.

         13.    ASSIGNMENT - SUBLETTING.

                (a) Tenant may sublet the demised premises or any part thereof but Tenant shall not, without Landlord's prior written consent:

                      (i) assign (other than to a successor* of Tenant under
                which circumstances Tenant's liability for the demised premises shall in no way be deemed modified, abrogated or amended), hypothecate, mortgage, encumber, or convey this Lease;

                      (ii) sublet to Members subsequent to the first ten (10)
                years of the Lease term; or (iii) otherwise permit the use or occupancy of the premises or any part thereof by anyone other than Tenant.

                (b)    If Tenant sublets the demised premises;

                      (i) the terms and conditions of this Lease, including
                among other things, the use provisions and Tenant's liability for the demised premises shall in no way be deemed modified, abrogated or amended.

                      (ii) Tenant shall pay Landlord as additional Base Rent,
                sixty percent (60%) of any excess rent (together with escalation) payable to and collected by Tenant under the sublease over the Base Rent plus Rent Adjustments payable to Landlord under this Lease, except that notwithstanding any other provision of this Lease, there shall be no abatement or reduction of Base Rent or Rent Adjustments as a result of amounts payable pursuant to clause (ii) of this Section 13(b).

* ("successor" means a successor exchange which succeeds to all or substantially all of the assets and goodwill of Tenant.)

Such excess rent shall first be reduced by sixty percent (60%) of the following:

                             1.      subletting commissions;
                             2. advertising or legal expenses involved in the subletting or in subsequently enforcing the terms thereof; and
                             3.      Tenant's actual expenditures for
                                     improvements it is required to make as a result of the sublease except that such improvement expense for purposes of this reduction may not exceed sixty per cent (60%) of ten percent (10%) of any projected excess rent together with escalation;

                      (iii) Landlord shall be provided a copy of the subletting
                documents within ten (10) days after their complete execution;

                      (iv) the subletting documents must contain default
                provisions similar to those contained in this Lease and in the event of a default under the sublease Tenant agrees to use reasonable efforts to promptly enforce such provisions.

         14. WAIVER OF CLAIMS AND INDEMNITY. To the extent permitted by law, Tenant releases Landlord, its beneficiaries, Owner and Owner's partners and their respective agents and servants from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or premises resulting from the Building premises or any part of either or any equipment or appurtenance becoming out of repair or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants, but excluding the negligent acts or omissions of Landlord or Owner or their respective agents, servants or employees. This Section 14 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether any such damage results from the act of Landlord or the negligent acts or omissions of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the demised premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, invitees or customers. Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total cost of such repairs. Tenant shall not be liable for any damage caused by its act or neglect if Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against Tenant.*

                Except to the extent proceeds are paid from Landlord's insurance, Tenant agrees to indemnify and save Landlord, its beneficiaries, Owner and Owner's partners and their respective agents and employees harmless against any and all claims, demands, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from Tenant's occupation of the demised premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about to demised premises. In case of any action or proceeding brought against Landlord, its beneficiaries, Owner and Owner's partners or their respective agents or employees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Nothing contained in this section 14 shall require Tenant to release, indemnify, or waive claims against Landlord or Owner for liability caused by the negligence of Landlord or Owner or their respective agents, servants or employees.

* Nothing contained in this section 14 shall require Tenant to release, indemnify, or waive claims against Landlord or Owner for liability caused by the negligence of Landlord or Owner or their respective agents, servants or employees.

         15. MORTGAGE - GROUND LEASE. Landlord may execute and deliver a mortgage or trust deed in the nature of mortgage, both sometimes hereinafter referred to as "Mortgage" against the Building, the Real Property or any interest therein, and may sell and lease back the underlying land on which the Building is situated, except that the rights of Tenant under this Lease shall be deemed superior to any mortgage or ground or underlying lease. If requested by the mortgagee or trustee or by the lessor of any ground or underlying lease (ground lessor), Tenant will either subordinate its interest in this Lease to said Mortgage, or ground or underlying lease or make the interest in this Lease superior, and will execute such agreement or agreements (including Exhibit "C") as may be reasonably required by such mortgagee, trustee or ground lessor, provided however, that as a condition precedent to Tenant's subordination, the mortgagee (or trustee) or ground lessor shall first provide Tenant with a Non-Disturbance and Attornment Agreement substantially in the form of attached Exhibit "C".

                It is further agreed:

                (a) Should any Mortgage affecting the Building or the Real Property be foreclosed or if any ground or underlying lease be terminated:

                      (i) The liability of the mortgagee, trustee or purchaser
                at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Real Property and such liability shall not continue or survive after further transfer of ownership.

                      (ii) Upon request of the mortgagee or trustee, Tenant (if
                Tenant has received Exhibit "C") will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant will attorn as tenant under this Lease to the ground lessor under the ground lease and will execute such instruments as may be necessary or appropriate to evidence such attornment.

                (b) This Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the ground lessor or the mortgagee.

                (c) To the extent this Section 15 is inconsistent with Exhibit "C", Exhibit "C" shall be deemed controlling.

                (d) At the request of any mortgagee, trustee or ground lessor, Tenant shall give notice of any default by Landlord hereunder to such mortgagee, trustee or ground lessor and such mortgagee, trustee or ground lessor shall have the right to cure such default within the applicable grace period provided herein, and provided further, that such grace period shall commence upon the giving of such notice by Tenant.

         16. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

                (a) to change the name or street address of the Building, provided however, if Landlord proposes such a change, it shall be subject to Tenant's approval which shall not be unreasonably withheld, provided further however, that either a tenant in the Building or Landlord may refer to the Building or use the address of 366 West Monroe without Tenant's approval. Landlord shall install and maintain a "Chicago Mercantile Exchange Center" sign on the exterior of the Building;

                (b) to install and maintain a sign or signs on the exterior of the Building, provided however, such sign shall be subject to Tenant's approval which shall not be unreasonably withheld;

                (c) to have access for Landlord and the other tenants of the Building to any mail chutes located on the demised premises according to the rules of the United States Post Office;

                (d) to designate all sources furnishing coffee cart service used on the demised premises;

                (e) to decorate, remodel, repair, alter or otherwise prepare the demised premises for reoccupancy if Tenant vacates the demised premises prior to the expiration of the term;

                (f) to retain at all times pass keys to the demised premises;

                (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building.*

                (h) to exhibit the demised premises to others during the last 6 months of the term;

                (i) to close the Building after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time;

* provided however, that the granting of such exclusive rights shall not restrict or interfere with the conduct of Tenant's business on the demised premises and is subject to Section 35 of this Lease;

         which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

                (j) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or premises only at such times and such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility, subject, in all events, to the provisions of
         Section 6(m).

                (k) to take any and all measures, including inspections, repairs, alterations, additions and improvements to the premises or to the Building, as may be necessary for the safety, protection or preservation of the premises or the Real Property or Landlord's interests, or as may be necessary or desirable in the operation of the Real Property.*

                Subject to Section 9, Landlord may enter upon the demised premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Base Rent or Rent Adjustments or affecting any of Tenant's obligations hereunder.

         17. HOLDING OVER. If Tenant retains possession of the demised premises or any part thereof after the termination of the term or any extension thereof, by lapse of time or otherwise on the first day of each month Tenant so retains possession, Tenant shall pay Landlord the monthly Base Rent, plus Landlord's estimate of Rent Adjustments, at double the rate payable for the month immediately preceding said holding over computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this paragraph do not exclude Landlord's right of re-entry or any other right hereunder.

         18. LANDLORD'S REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by Law.

                (a) To the extent permitted by law, if, at any time during the term of this lease (i) Tenant who is then the holder of this Lease shall file in any court a petition in bankruptcy or insolvency or for reorganization within the meaning of Chapter X or XII of the Bankruptcy Act of 1898 and/or Title 11, U.S. Code Bankruptcy Reform Act of 1978, or for arrangement within the meaning of Chapter XI of said Bankruptcy or Reform Act (or for reorganization or arrangement under any future Bankruptcy or Reform Act for the same or similar relief), or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or (ii) an involuntary petition of the kind referred to in subdivision (i) of this sub-paragraph, shall be filed against Tenant, and such petition shall not be vacated or withdrawn within one hundred twenty (120) days after the date of filing thereof, or (iii) if Tenant shall make an assignment for the benefit of creditors, or (iv) if Tenant shall be adjudicated a bankrupt, or (v) a receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within one hundred twenty (120) days from the date of his appointment), then and in any such event Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and with or without entry or other action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of Base Rent plus Rent Adjustments.

                (b) If Tenant defaults in the payment of Base Rent, Rend Adjustment Deposits or Rent Adjustments and Tenant does not cure the default within twenty (20 days after written demand for payment of such Base Rent, Rent Adjustment Deposits or Rent Adjustments or if Tenant defaults in the prompt and full performance of any other provisions of this Lease, and Tenant does not cure the default within forty-five (45) days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law, or if Tenant makes an assignment for the benefit of creditors or admits its inability to pay its debts, or if a receiver be appointed for any property of Tenant, or if Tenant abandons the premises, then and in any such event Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and

* Material alterations to the premises (excepting alterations to the mechanical systems, HVAC or structure of the Building) not necessary to protect the Building or the health or safety of its occupants are subject to Tenant's approval which shall not be unreasonably withheld.

         with or without any demand whatsoever, either forthwith terminate this Lease and Tenant's right to possession of the premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the premises*

                (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the premises in such event with process of law and to repossess Landlord of the premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Base Rent or Rent Adjustments or any other right given to Landlord hereunder or by operation of law.

                (d) Landlord may elect to terminate Tenant's right to possession only, without terminating the Lease, if Tenant fails to occupy or take possession of the premises or abandons or vacates the premises or otherwise entitles Landlord so to elect. Further, landlord may elect to enter into the premises, remove Tenant' signs and other evidences of tenancy, and take and hold possession thereof as in Paragraph (c) of this Section 18 provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Base Rent or Rent Adjustments hereunder for the full term, and in any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of Base Rent and Rent Adjustments for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, Landlord may, but need not, relet the premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such Base Rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make reasonable repairs, alterations and additions in or to the premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Base Rent and Rent Adjustments reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

                (f) Any and all property which may be removed from the premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expense incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant at the end of the term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without any further payment or credit by Landlord to Tenant.

* provided however, if Tenant defaults in any provision of this Lease other than the payment of Base Rent or Rent Adjustments, which shall be governed as stated, or other than a default which involves a hazardous condition, which shall be cured forthwith, and if Tenant, within the 45-day period referred to above, gives Landlord evidence which is satisfactory, in the sole discretion of Landlord, that Tenant is diligently pursuing a course which will remedy the default which is subject of the notice, such default shall be deemed remedied, but provided further, that in the event, after 90 days elapse from the date Landlord determines that the evidence provided by Tenant is satisfactory, if such be the case, such default be not cured, Landlord shall thereupon again have the right to serve notice of default as provided in this Section 18(b), and under such circumstances Tenant shall not have the right to evidence diligent remedying of the default to avoid its consequences.

                (g) Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the demised premises and relet the same under order of court.

                (h) Landlord Tenant shall pay upon demand all the other's reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and others retained or incurred in enforcing each other's obligations hereunder or incurred by Landlord or Tenant in any litigation, negotiation or transaction in which Landlord or Tenant causes the other without the other's fault, to become involved or concerned if the enforcing party prevails.

         19. DEFAULT UNDER OTHER LEASE. If the term of any lease, other than this Lease, made by Tenant for any demised premises in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant.

         20. SURRENDER OF POSSESSION. Upon the expiration or other termination of the term of this Lease, or Tenant's right to possession hereunder, Tenant shall quit and surrender to Landlord the premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property. If Tenant does not remove its property of every kind and description from the demised premises prior to the end of the term, however ended, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         21. NOTICES. Notices shall be in writing.

                (a) Notices shall be effectively served by Landlord upon Tenant in the following manner: (i) By forwarding through Certified or Registered Mail, postage prepaid, to Tenant at the premises,

                            Attention:       the President
                            with a copy to:  Chairman of the Board
                                             Chicago Mercantile Exchange

                            and with a copy to:  Goldberg, Kohn, Bell,
                                                 Black and Rosenbloom
                                                 Attorneys at Law
                                                 Mid-Continental Plaza
                                                 55 E. Monroe St., Suite 3950
                                                 Chicago, Illinois  60603

                in which case the time of mailing shall be the time of notice;

                (b) Notices shall be effectively served by Tenant upon Landlord when addressed to Landlord and served either;

                      (i)  Upon an officer of Landlord; or

                      (ii) Certified or Registered Mail, postage prepaid, to
                Landlord in case of JMB/MS Management Co., Suite 1200, 111 East Wacker Drive, Chicago, Illinois 60601, Attention: Legal Department or if notified of another address by Landlord at such latter address.

                (c) Notice shall be effectively served by Tenant upon any mortgagee, trustee or ground lessor by forwarding such notice by certified or registered mail, postage prepaid to such mortgagee, trustee or ground lessor at its address as set forth in its request for notices pursuant to Section 15, or as Tenant is subsequently advised by such mortgagee, trustee or ground lessor in writing.

          24.   MISCELLANEOUS.

                (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the demised premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

                (b) No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein state.

                (c) The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                (d) Each provision hereof shall extend to and shall, as the case may require, bind and inure to benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord or has been permitted herein.

                (e) Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                (f) All amounts (unless otherwise provided herein, and other than the Base Rent, Rent Adjustment Deposits and Rent Adjustments, which shall be due as hereinbefore provided) owed by Tenant to Landlord hereunder shall be deemed additional Base Rent and be paid within ten (10) days from the date Landlord renders statements of account therefor. All such amounts (including Base Rent, Rent Adjustment Deposit and Rent Adjustments) shall bear interest from twenty (20) days after the date due until the date paid at the rate of 2% above the prime rate of interest in effect at the First National Bank of Chicago on the date of payment, or at the maximum legal rate of interest, whichever is lower.

                (g) All riders attached to this Lease and initiated by Landlord and Tenant are hereby made a part of this Lease as though inserted in this Lease.

                (h) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

                (i) If Tenant shall occupy the premises prior to the beginning of the term of this Lease with Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the premises. In the event of such prior occupancy, Base Rent, Rent Adjustments and other charges shall be appropriately prorated.

                (j) Subject to Section 15 and in furtherance thereof, should any mortgage, leasehold or otherwise, require a modification or modifications of this Lease which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease or the Non-Disturbance and Attornment Agreement (Exhibit "C") may be so modified.

                (k) Landlord and Tenant represent that neither has dealt with any broker other than Metropolitan Structures, Inc. and the Levy Organization as brokers in connection with this Lease, and that insofar as either knows no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord and Tenant agree to indemnify and hold each other and Landlord's beneficiaries, Owner and Owner's partners and their respective agents and employees harmless from all claims of any other broker or brokers in connection with this Lease.

                (l) Landlord and Tenant agree that from time to time upon not less than thirty (30) days prior request by Landlord or Tenant, Landlord or Tenant will deliver to the other a statement in writing certifying (i) that this Lease is unmodified in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Base Rent, Rent Adjustment, Rent Adjustment Deposits and other charges have been paid, (iii) that so far as the person making the certificate knows, the other is not in default under any provision of this lease, if such be the case, (iv)

                (m) Landlord's or Owner's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title unless otherwise specified in this Lease.

                (n) The laws of the State of Illinois shall govern the validity, performance, construction and enforcement of this Lease.

                (o) If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                (p) The term "Owner", as used in this Lease, means the beneficiary or beneficiaries of Landlord and if any such beneficiary shall be a partnership then any liability or obligation of said partnership under this Lease shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

                (q) If Tenant is a corporation, the persons executing this Lease on behalf of such corporation hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of such corporation pursuant to a duly adopted resolution of its board of directors or by virtue of its bylaws.

                (r) Landlord and Tenant agree that should Landlord, in the exercise of its sole discretion, determine that a fire emergency exit (crash door) is required in the interest of public safety, Landlord may, at its sole expense, install such fire emergency exit (crash door) in any demising wall of the demised premises.

                (s) If Landlord is a bank as trustee under a trust, this Lease is executed by the undersigned trustee, not personally but solely as trustee and it is expressly understood and agreed by the parties hereto, anything contained herein to the contrary notwithstanding that each and all of the covenants, undertakings, representations and agreements herein made are made and intended, not as personal covenants, undertakings, representations and agreements of the trustee, individually, or for the purpose of binding it personally, but this Lease is executed and delivered by the trustee, solely in the exercise of the powers conferred upon it as such trustee under said trust agreement and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against said bank, the beneficiary of said trust or its Agent on account hereof, or on account of any covenant, undertaking, representation, warranty or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by the parties hereto or holder hereof, and by all persons claiming by or through or under said parties or holder hereof. Such trustee, hereby confirms that its beneficiary has the authority to manage the Building and has designated JMB/MS Management Co. as Agent for the Beneficiary in connection with the management of the Building.

                (t) Landlord neither represents nor warrants that the demised premises may be occupied or used for the purposes stated in this Lease.

                (u) Landlord and Tenant agree, that to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant. Tenant's use or occupancy of the premises and/or any emergency or statutory remedy.

25.      MEMBER SPACE.

A. 1. Landlord agrees to reserve ("Reservation") approximately 400,000 square feet including the demised premises ("First Reservation Space') on the lowest office floors of the Building for lease to Tenant and to firms or individuals who are members in good standing ("Members") of Tenant. The Reservation shall terminate at midnight, April 30, 1982, unless 300,000 square-feet (including the demised premises) is leased by Tenant and/or Members on or before April 30, 1982, under which circumstances the Reservation shall be deemed automatically extended until midnight, October 31, 1982.

         2. If Tenant and Members lease all of the First Reservation Space, Landlord shall reserve and the Members may lease, during the Reservation, an additional 200,000 square feet ("Second Reservation Space") which is located immediately above the First Reservation Space.

         3. All Members leasing during the period commencing May 1, 1982 and ending October 31, 1982, and all Members leasing Second Reservation Space shall be deemed to have exercised the Work Option under Section 29.

B. 1. Tenant shall advise Landlord of its designated corporate officer(s) who is authorized to act on its behalf ("Officer(s)") and Officer has the right (subject to Sections 25.B.2.(a) and (b), 26 and 30) to approve all leases between Landlord and Members who lease space under this Lease. Landlord may reject a lease with a Member if, in Landlord's reasonable judgment, the proposed Member is financially unqualified. Tenant's approval shall:

                a. take the form of the following inscription on the cover page of each Member lease (Exhibit "F" "Member Lease Form"):

                            The Chicago Mercantile Exchange hereby approves This lease for Landlord's execution.

                                 CHICAGO MERCANTILE EXCHANGE

                                 By ____________________________ "Officer"
                                       Its

                                 Date __________________________

                b. subject to Sections 25.B.2.a. and b., not create any liability for Tenant under the lease approved by virtue of the approval.

         2. As to all First and Second Reservation Space leased by Members and all Member Five, Ten and Fifteen Year Space, Replacement Premises, and Offering Space, for which Tenant has given Landlord notice under section 25.D.1.c. or an Interest Notice under section 30, Tenant (Officer) is responsible for:

                a. making arrangements with Members for the leasing of space by Members in the areas of the Building and Phase II Tower (if designated by Landlord) described in this Lease ("Member Space") throughout the term of this Lease and during occupancy subsequent thereto pursuant to Section 30. In connection with the assignment to Members of Member Five, Ten and Fifteen Year Space or Replacement Premises, in either the Building or the Phase II Tower (if designated by Landlord) as the case may be, such space and any space previously located in the Member Space or the demised premises shall be assigned to Members or occupied by Tenant so that resulting occupancy by Tenant and Members of the demised premises and Member Space (other than Offering Space) will be contiguous. Tenant will be liable to Landlord for any loss or damage (including loss of Base Rent and/or Rent Adjustments) arising out of Tenant's failure to assign or occupy space in the foregoing manner, but no liability on the part of Tenant shall arise hereunder as a result of a Member default unless such Member was a Sublessor of Tenant or by reason of the expiration of a lease with a Member at a time when no lease with a Member for Member 5, 10, or 15 Year Space, or lease or amendment with Tenant for 5, 10 or 15 Year Space, or a lease for Replacement Premises or a lease for Offering Space will be commencing concurrently therewith.

                b. leasing Members' Space throughout the term of this Lease, with continuous rentals so that no rental timing gaps occur between the ending of one lease and the commencement of another. Therefore, rentals for Member Five, Ten and Fifteen Year Space (described in Section 25.D.) and Replacement Premises shall commence immediately upon their becoming available (in accordance with Section 25.D.R.) and be the obligation of the Member selected to take such space. If the Member does not satisfy this obligation the loss or damage (including loss of Base Rent and/or Rent Adjustments) for the timing gap is the obligation of Tenant but no liability on the part of Tenant shall arise hereunder as a result of a Member default unless such Member was a Sublessor of Tenant or by reason of the expiration of a lease with a Member at a time when no lease with a Member for Member 5, 10, or 15 Year Space, or lease or amendment with Tenant for 5, 10 or 15 Year Space, or a lease for Replacement Premises or a lease for Offering Space will be commencing concurrently therewith, and

                c. the relative priorities and the resolution of any conflicts of Sections 25, 26 and 30, and

                d. which Members are able to lease which space, and

                e. whether a Member may expand to contiguous or noncontiguous space, and

                f. whether a Member must or can relocate to Replacement Premises and the location of the Replacement Premises, and

                g. which Members may lease Member Five, Ten or Fifteen Year Space or Replacement Premises and the amounts thereof.

                h. which Members are able to lease First or Second Reservation Space.

         3. The assignment and designation of space for Member expansion, and/or Replacement Premises shall accompany the notices given under Section 25.D.1.c.

         4. If Officer does not make any decision or selection when required under this Lease, Landlord may make such decision or selection on behalf of Officer.

         5. The form of leases with Members until the Reservation expires shall take the Members' Lease Form. Thereafter all leases with Members shall be on Landlord's then current form excepting only:

                a. leases with Members for Member Five, Ten and Fifteen Year Space and Replacement Space; and

                b. leasing pursuant to Section 30.

C. The annual Base Rent rate per square foot, Rent Adjustments and the lease terms to Members for the First and Second Reservation Spare are as follows:

         1. First Reservation Space:

                a. annual Base Rent rate per square foot is $19.75 or, $20.25 if the Member has or is deemed to have exercised the Work Option under Section 29.

                b. The Rent Adjustments are as stated in this Lease.

         2. Second Reservation Space:

                a. annual Base Rent rate per square foot is $25.00 and the Member is deemed to have exercised the Work Option under Section 29.

                b. The Tax and Expense Rent Adjustments are as stated in this Lease.

                c. The CPI portion of the Rent Adjustment is forty percent (40%) instead of thirty percent (30%) so that Section 2(a) is changed as follows:

                    (xxi) line 2 - 30% changes to 40%;
                    (xxi) line 7 - 30% changes to 40%;
                    (xxii)1(a) line 5 - 30% changes to 40%;
                    (xxii)1(a) line 9 - 30% changes to 40%
                    (xxii)2(a) line 6 - 30% changes to 40%;
                    (xxii)2(a) line 12 - 30% changes to 40%.

                d. the CPI portion of the Rent Adjustment commences on the first
                (1st) day of the thirteenth (13th) month of the Lease term so that Section 2(b) is changes as follows:

                    Line 2 - 37th is changed to 13th;
                    Line 5 - 37th is changed to 13th;
                    Line 7 - 37th is changed to 13th.

                f. The example on page 43 is deemed modified accordingly.

         3. The length of the lease term to Members shall be either five (5) or ten (10) years (at the option of Tenant) depending on whether the Members are located in Tenant's Five, Ten or Fifteen Year Space (defined in Section 26). Subsequent to the termination of the Reservation, excepting only the leasing of Member Five, Ten or Fifteen Year Space or Replacement Premises, all leasing to Members under this Lease shall be pursuant to Section 30.

D.       Members Expansion.

         1. Members may lease expansion space under the following terms and conditions:

                a. the Member is not then in default by virtue of an existing money or other material default;

                b. the Member has leased space from the First Reservation Space;

                c. Landlord receives notice from Tenant (Officer) on or before the:

                      (i) fourth (4th) Anniversary for Member Five Year Space (defined below);

                      (ii) ninth (9th) Anniversary for Member Ten Year Space (defined below);

                      (iii) fourteenth (14th) Anniversary for Member Fifteen Year Space (defined below);

                d. such notices are accompanied by the assignment and designation required under Section 25.B.

         2.     a.    Landlord shall deliver space as follows:

                      (i) as a result of the fourth Anniversary notice, up to twenty percent (20%) of the Members' total demised premises leased from First Reservation Space during the Reservation ("Member Five Year Space"). Leases written by Landlord in such space to Members or others are "Third Party Five Year Leases".

                      (ii) as a result of the ninth Anniversary notice, up to twenty percent (20%) of the Members' total demised premises leased from First Reservation Space during the reservation ("Member Ten Year Space"). Leases written by Landlord in such space to Members or others are "Thirty Party Ten Year Leases".

                      (iii) as a result of the fourteenth Anniversary notice, up to twenty percent (20%) of the Members' total demised premises leased from First Reservation Space during the reservation ("Member Fifteen Year Space"). Leases written by Landlord in such space to Members or others are "Thirty Party Fifteen Year Leases".

                      (iv) in addition to the Member Five, Ten and Fifteen Year Space, Landlord shall deliver space required to relocate Members who leased First Reservation Space and are displaced as a result of Tenant exercising its expansion options pursuant to Section 26 ("Replacement Premises"). Leases written by Landlord in such space are called "Replacement Leases".

                b. if the square footage delivery requirements stated require Landlord to split an existing suite, any remainder must, in Landlord's sole reasonable judgment, be marketable.

         3.     a.    the Member Five, Ten and Fifteen Year Space and
                Replacement Premises may be located either;

                      (i) in the Members' Space, or

                      (ii) in the succeeding floors of the Building immediately above the Members' Space or, at the discretion of Landlord in the lower part of the Phase II Tower.

                b. Landlord shall use reasonable efforts to lease the Member Five, Ten and Fifteen Year Space and the Replacement Premises for five and ten year terms and a reasonable mix thereof.

                c. Third Party Five, Ten and Fifteen Year Lease terms (in any combination of renewals or reletting) may not exceed five (5), ten (10 or fifteen (15) years respectively.

         4. a. The Members' terms for Member Five, Ten and Fifteen Year Space and Replacement Premises shall be five (5) years and Base Rent and Rent Adjustments shall commence on the later of:

                      (i) the vacation by the previous tenant;

                      (ii) the termination of Third Party Five, Ten and Fifteen Year Lease or a Replacement Lease;

                      (iii) the completion of the Building Standard work if the space has never been leased and the Member to occupy has either exercised or has been deemed to have exercised the Work Option pursuant to Section 29.

                b. If a Member's lease during the Reservation was for a ten (10) year term and if such Member exercises an option for Member Five Year Space, the term for such Member's Member Five Year Space only, may at Member's option be for a term of five (5) years and extend beyond the term of the Member's lease for its demised premises.

         5. The Members annual Base Rent rate per square foot for Member Five, Ten and Fifteen Year Space and Replacement Premises is as follows:

                a. Subject to Section 25.D.5.c., if the Member's lease during the Reservation is for a five (5) year term, the annual Base Rent rate per square foot for such member Five, Ten and Fifteen Year Space and Replacement Premises required, if any, shall equal Prevailing Market.

                b. If the Member's lease during the Reservation was for a ten
                (10) year term;

                      (i) the annual Base Rent rate per square foot for such Member's Member Five Year Space shall equal the Base Rent Rate Per Square Foot plus the Rent Adjustment Rate Per Square Foot the Member is paying for its demised premises at the time the term for the Member Five Year Space commences.

                       (ii) Subject to Section 25.D.5.c., the annual Base rent
                      rate per square foot for such Member's Member Ten and Fifteen Year Space and Replacement Premises required, if any, shall equal Prevailing Market.

                c. Excepting only Section 25.D.5.b.(1), under any and all circumstances, the Members' annual Base Rent rate per square foot for Member Five, Ten or Fifteen Year Space or Replacement Premises shall, subsequent to the tenth (10th) Anniversary of this Lease, equal Prevailing Market.

         6. Subject to Section 25.D.5.c., if any Third Party Five, Ten or Fifteen Year Lease terminates prior to its stated termination date ("Third Party Prior Date"), and if the Third Party Prior Date;

                a. is the result of a tenant default, and

                b. if the Third Party Prior Date occurs subsequent to two (2) years after the Commencement Date for Member Five Year Space, seven (7) years for Member Ten Year Space or twelve (12) years for Member Fifteen Year Space the Third Party Prior Date shall be deemed the termination date of such lease for purposes of Members expansion. Landlord shall provide Officer notice ("Third Party Expiration Notice") of the lease such space on behalf of a Member on or before fifteen (15) days after such Notice. If a Member does so exercise, it shall be deemed an exercise for Member Five Year Space if the exercise occurs prior to the 5th Anniversary. If the exercise occurs after the 5th Anniversary but before the tenth
         (10th) Anniversary, the exercise shall be deemed for Member Ten Year Space. If the exercise is subsequent to the tenth (10th) Anniversary, the exercise shall be deemed for Member Fifteen Year Space. If however, a Member does not exercise such option, Landlord may lease such space to a tenant for a term not to exceed five (5) years and the expiration date of such lease shall be deemed to be the expiration of a Third Party Five, Ten or Fifteen Year Lease depending on whether such expiration occurs subsequent to the 5th, 10th or 15th Anniversary. Subsequent options are then 5 and/or 10 years thereafter instead of at the times stated in Section 25.D.1.

         7. The Member Five, Ten and Fifteen Year Space or Replacement Premises shall be accepted by members in its "as-built" condition and configuration as of the date the term for such space commences, unless such space has never been occupied, under which circumstances Landlord, if a Member has or is deemed to have exercised the Work Option for its initial demised premises, shall construct it to Building Standard as described on Attachment "A" to the Work Letter attached to this Lease. If a Member has not or has not been deemed to have exercised the Work Option and if such Space has never been occupied, a credit as set forth in Section 28 shall be granted for the amount of Member Five, Ten or Fifteen Year Space or Replacement Premises taken.

         8. If a tenant of the Member Five, Ten of Fifteen Year Space or Replacement Premises holds over, Landlord shall use reasonable efforts to evict such holdover tenant.

         9. Landlord will endeavor to lease the Member Five, Ten and Fifteen Year Space and the Replacement Premises to entire floor tenants but it is understood that marketing conditions will probably preclude such.

E. It is understood that a Member may lease space in the Building or the Phase II Tower outside the terms of this Lease. Under such circumstances Landlord and such member may deal directly with each other and Tenant shall be neither involved nor responsible.

         26.    EXPANSION OPTIONS.

Tenant, provided it is not then in default by virtue of an existing money or other material default under this Lease, may lease additional space under the following terms and conditions:

A. If Landlord receives notice from tenant on or before the fourth (4th) Anniversary, Tenant (subject to Section 26.F) may require Landlord to deliver space up to twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation ("Five Year Space"). Leases written by Landlord in such space to Members or others are called "Five Year Leases".

B. If Landlord receives notice from Tenant on or before the ninth (9th) Anniversary, Tenant (subject to Section 26.F) may require Landlord to deliver space up to twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation ("Ten Year Space"). Leases written by Landlord in such space to Members or others are called "Ten Year Leases".

C. If Landlord receives notice from tenant on or before the fourteenth (14th) Anniversary, Tenant (subject to Section 26.F.) may require Landlord to deliver space up to twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation ("Fifteen Year Space"). Leases written by Landlord in such space to Members or others are called "Fifteen Year Leases".

D. The term for Five, Ten and Fifteen Year space leased by Tenant shall commence on the later of the vacation by the previous tenant or the termination of Five, Ten and Fifteen Year Leases and thereupon shall be considered demised premises, subject to all terms and conditions of this Lease. Five, Ten and Fifteen Year Lease terms (in any combination of renewals or reletting) may not exceed five
(5), ten (10) or fifteen (15) years respectively.

E. The Five, Ten and Fifteen Year Space may be located either;

         1. on the portion of the highest floor of the demised premises not entirely within the demised premises and sequentially on whole floors immediately above the demised premises,

                                       or

         2. in the Phase II Tower

at the discretion of Landlord. If the Phase II Tower be selected, Landlord shall make reasonable efforts to designate the lower floors (sequentially).

F. If the square footage delivery requirements stated require Landlord to split an existing suite, any remainder must, in Landlord's sole reasonable judgment, be marketable.

G. The annual Base Rent rate per square foot for the Five, Ten and/or Fifteen Year Space leased to Tenant shall equal:

         1. the Base Rent Rate Per Square Foot of the demised premises at the time the term for the Five, Ten and/or Fifteen Year Space commences; plus

         2. the Rent Adjustment Rate Per Square Foot of the demised premises at the time the term for the Five, Ten and/or Fifteen Year space commences.

H. If Tenant properly exercises any option contained in this Section 26, this Lease shall be revised by Landlord to reflect changes in the size of the demised premises, Base Rent, monthly installments of Base Rent and Tenant's Proportion, all of which shall be increased for each square foot by which the demised premises are increased. A copy of such revisions shall be sent to Tenant within a reasonable time after Tenant's exercise.

I. If any Five, Ten or Fifteen Year Lease terminates prior to its stated termination date ("Prior Date"), and if the Prior Date;

         1. is the result of a tenant default, and

         2. if the Prior Date occurs subsequent to two (2) years after the Commencement Date for Five Year Space, seven (7) years for Ten Year Space or twelve (12) years for Fifteen Year Space, the Prior Date shall be deemed the termination date of such lease for purposes of this Section 26. Landlord shall provide Tenant notice ("Expiration Notice") of the Prior Date and Tenant may exercise an option to lease such space on or before fifteen (15) days after such Notice. If Tenant does so exercise, it shall be deemed an exercise for Five Year space if the exercise occurs prior to the Fifth Anniversary. If the exercise occurs after the Fifth Anniversary, but before the Tenth Anniversary, the exercise shall be deemed for Ten Year Space. If the exercise is subsequent to the Tenth Anniversary the exercise shall be deemed for Fifteen Year Space. If under such circumstances, Tenant does not exercise its option, Landlord may lease such space to a tenant for a term not to exceed five (5) years and the expiration date of such lease shall be deemed to be the expiration of a Five, Ten or Fifteen Year Lease depending on whether such expiration occurs subsequent to the Fifth, Tenth or Fifteenth Anniversary. Subsequent options are then 5 and/or 10 years thereafter instead of at the times stated in Section 26.B and 26.C.

J. The Five, Ten and Fifteen Year Space shall be accepted by Tenant in its "as-built" condition and configuration as of the date the term for such space commences, unless such space has never been occupied, under which circumstances Landlord, if Tenant has exercised the Work Option contained in Section 29 for the initial demised premises, shall construct it to Building Standard as described on Attachment "A" to the Work Letter attached to this Lease. If Tenant has not exercised the Work Option, and if such space has never been occupied, a credit as set forth in Section 28 shall be granted for the amount of expansion space taken.

K. If a tenant of the Five, Ten or Fifteen Year Space holds over, Landlord shall use reasonable efforts to evict such holdover tenant.

         27.    RENEWAL OPTION.

A. Tenant may extend the Termination Date of this Lease ("Renewal Option") for a period of ten (10) years ("Extension") upon the terms and conditions stated below if:

         1. Landlord receives notice on or before the 19th Anniversary; and

         2. Tenant is not then in default by virtue of an existing money or other material default under this Lease.

B. The annual Base Rent per square foot for the demised premises during the Extension shall equal Prevailing Market.

C. If Tenant properly exercises this Renewal Option, this Lease shall be revised by Landlord to reflect changes in Base Rent, monthly installments of Base Rent, Termination Date and other appropriate terms. A copy of such revisions shall be sent to Tenant within a reasonable time after such exercise.

D. Occupancy of the demised premises by Tenant subsequent to the Extension shall be pursuant to Section 30 of this Lease and may continue indefinitely so long as Tenant exercises its rights under Section 30 and leases continuously. Subsequent to the expiration of the Lease term or Extension if Tenant leases the demised premises pursuant to Section 30, such leasing shall be deemed (for purposes of Section 30 only) to have occurred during the Extension.

         28.    TENANT'S AND MEMBER'S CREDIT.

         If Tenant or a Member does not or is not deemed to have exercised the Work Option (defined in Section 29):

         A. Landlord hereby grants Tenant and Members the following amounts to be applied toward the cost of material and labor supplied in their premises;

                1. To Tenant: $10.00 multiplied by the Rentable Area of the demised premises.

                2. to Members: $10.00 multiplied by the Rentable Area of their demised premises.

         B.     Section 29 shall be deemed null and void.

         C. Tenant and Member shall nevertheless contract with Metropolitan Structures, Inc. in accordance with the Work Letter for all material and labor to be supplied in their demised premises except that Tenant need not employ Metropolitan Structures for 1) material or labor or specialized or technical matters, e.g. computer installation or the communication system in its support area and 2) the area within Tenant's support area (not to exceed 50,000 square feet) covered by the contract entitled "Chicago Mercantile Exchange Trading Floor Project Interior Architects Agreement" by and between Tenant and Space Management Program, Inc. The amount of credit granted for the area under this credit shall be $10.00 per square foot if the Base Rent is $19.75 per square foot or $13.00 per square foot if the Base Rent is $20.25 per square foot. Section 8 of the Lease shall nevertheless be complied with. The Work Letter shall be deemed applicable except as follows:

                1. Attachment "A" shall be deemed deleted;

                2. All Plans (defined in the Work Letter), material and labor supplied shall be at Tenant's and/or Members sole cost and expense but shall be deemed Work and/or Tenant Extra Work as such are defined in the Work Letter;

                3. Section IIA(5) and IIB shall be deemed deleted and replaced with:

                "IIA(5) Tenant agrees to pay Agent in the manner hereinafter set forth in this paragraph the following sums for the Work and/or Tenant Extra Work:

                            (a) up to and including $13.00 (which includes 7.5% thereof as General Conditions) per square foot of Rentable Area of the demised premises, all subcontract costs, plus 4% (builders fee), and

                            (b) on that portion in excess of $13.00 per square foot of Rentable Area of the demised premises, all subcontract costs (which shall include a 5% non-refundable contingency to assure a fixed price and 7.5% of the total thereof for General Conditions) plus 21% of the total thereof for overhead and profit. If Tenant or Member does not desire a fixed price, the 5% non-refundable contingency shall be eliminated.

                IIB Tenant shall pay Agent all such charges (net of credits) promptly upon being billed therefor at any time and from time to time. Such sums shall be deemed additional Base Rent for purposes of Section 18 only of the Lease.

         29.    BUILDING STANDARD WORK OPTION.

A. Tenant and Members, by notice to Landlord on or before April 30, 1982, may elect to have Landlord construct, at Landlord's sole cost and expense, the Building Standard Work (shown on Attachment "A" to the Work Letter attached to this Lease) in their demised premises ("Work Option").

B. If Tenant and/or the Members exercise or are deemed to have exercised the Work Option:

         1. the Work Letter and Attachment "A" to the Work Letter shall become operative, and

         2. the annual Base Rent rate per square foot for the demised premises and/or the Members premises for Members who have leased First Reservation Space, shall be increased from $19.75 to $20.25, and

         3. Section 28 shall be deemed null and void, and

         4. this Lease and the Members Leases shall be revised by Landlord to reflect changes in Base Rent, monthly installments of Base Rent and the credits granted in Section 31 (stated in Column B) if any A copy of such revisions shall be sent to Tenant and Member promptly after Tenant's and/or Members' exercise.

         30.    RIGHT OF FIRST OFFERING.

A. During the term of this Lease (or Extension or subsequently in accordance with Section 27.D.) so long as Tenant is a tenant in the Building, Tenant or Members (at the sole election and designation of and by Tenant (Officer)) shall have the right to lease the Offering Space (defined below) under the terms stated in Exhibit "B" ("Advice"). If Tenant desires or desires to indicate a Member's desire to lease Offering Space, Tenant shall give Landlord notice ("Interest Notice") naming the Member, if applicable, and within forty-five (45) days after receipt of such, Landlord shall give Tenant an Advice stating the terms it proposes to offer the Offering Space, or any part thereof, to other tenants. Landlord's obligation to give the Advice is contingent upon:

         1. Tenant (or the Member) not being then in default by virtue of an existing money or other material default under this Lease (or the Member's lease if a member);

         2. Landlord's receipt of the Interest Notice for any portion of the Offering Space (except B.7. below) during the period commencing two (2) years prior to the expiration date of each Offering Lease (defined below) and ending 460 days thereafter. For the space on the ten (10) lowest office floors of the Phase II Tower, Tenant need not give an Interest Notice, but Landlord shall give an Advice when it commences marketing such space; and

         3. the Offering Lease not being extended or renewed pursuant to an option contained as an original clause in the Offering Lease; and

         4. the Offering Space not being subject to an exercised expansion or renewal option contained in a lease to another tenant.

         5. the Offering Space (excepting 30.B.7.) having been leased to another tenant at least once.

B. The Offering Space is the space located:

         1. in the demised premises, and

         2. in Tenant's Five, Ten or Fifteen Year Space, and

         3. in Members Space leased from First Reservation Space, and

         4. in Member Five, Ten or Fifteen Year Space and Replacement Premises, and

         5. on the five full floors immediately above Member Five, Ten or Fifteen Year Space or Replacement Premises, and

         6. sufficient space on the floors immediately above such five full floors equal to the difference between 400,000 square feet and the total space leased by Tenant and Members (from First Reservation Space only) during the Reservation, and

         7. on the ten (10) lowest office floors of the Phase II Tower.

C. This right of first offering ("ROFO") shall be exercised by Tenant (only) as follows:

         1. if the Offering Space is vacant or becomes vacant, or if the Offering Lease has ninety-two (92) days or less remaining in its term, or if a Second Advice (defined below) is given for an Offering Space, Tenant (and Member) must execute and deliver the Advice (or Second Advice) to Landlord within fifteen (15) days after its date;

                                      -or-

         2. if the Offering Space is occupied under a non-defaulted lease with more than ninety-two (92) days remaining in its term, Tenant (and Member) must execute and deliver the Advice to Landlord within forty-five (45) days after its date,

                                      -and-

         3. within twenty (20) days after the fifteen (15) days (Section 30 C 1) or the forty-five (45) days (Section 30 C 2), Tenant's or Member's (as the case may be) execution of a lease in the form of this Lease if Tenant or in the Member Lease Form if a Member (or appropriate amendments in either case), except that to the extent there are any economic differences between the Advice and this Lease or the Members Lease Form, the Advice shall prevail and control and either this Lease or the Members Lease Form shall be amended to conform to the Advice.

D. If the ROFO is exercised the term for the Offering Space shall commence upon the later of the vacation of the Offering Space by the existing tenant or the expiration of the existing lease for such space ("Offering Lease") and end in accordance with the term stated in the Advice.

E. If Tenant fails to exercise the ROFO, Landlord shall be free to lease such space upon terms which are the same as or different from those set forth in the Advice or this Section 30, except that if Landlord changes any of items 1 through 10 of the Advice, Tenant" Right of First Offering for such space shall again become operative on the date of a new Advice ("Second Advice"". If however the total economic effect of any change results in no overall economic impact or an impact which is more favorable to Landlord (e.g. greater rent), a Second Advice is not required, e.g. if the base rent is increased by $14,275.00 over a five (5) year term and if the credits are increased by $10,000.00 there would be no economic impact for purposes of this Section 30 (this example uses a fifteen percent (15%) per annum constant).

F. This Section 30 shall not be excluded from applicability to space as a result of Tenant's prior failure to exercise its rights hereunder or under Section 26 on a particular space or as a result of Tenant or a Member leasing such space pursuant to this Section 30.

G. If a lease in Offering Space terminates prior to its stated termination date, Landlord shall give Tenant notice and Tenant thereupon has fifteen (15) days to give an Interest Notice.

H. Tenant's giving an Interest Notice or Landlord's giving of an Advice shall not be deemed to confer on Tenant or Members any rights or obligations other than those set out in this Section 30.

I. If Landlord is not required to give an Advice, it shall give a Non-Advice which states the reason(s) an Advice is not necessary. The Non-Advice shall be given within the same time requirements as an Advice.

         31.    RENT CREDIT.

A. As a concession to Tenant and Members, if, as to each, the Plans Due Date (Work Letter) is met and if, as to each Member and Tenant, their demised premises is within the First Reservation Space, Landlord hereby grants to Tenant and such Members a credit in the sums stated below (Column A or if Tenant or a Member exercises or is deemed to have exercised the Work Option contained in
Section 29, Column B) to be applied against the monthly installments of Base Rent due as follows:

For Tenant:
                                     Column A          Column B
Month                                 Amount            Amount
-----                                 ------            ------
For 2nd month of Lease term         $164,583.34       $168,750.00
For 3rd month of Lease term          164,583.34        168,750.00
For 4th month of Lease term          164,583.34        168,750.00
                                   ------------      ------------

                      Total        $493,750.02        $506,250.00


For Members:

                                  Column A          Column B
Month                              Amount            Amount
-----                              ------            ------
For 2nd month of lease term   $19.75 x Rentable  $20.25 x Rentable
                              Area of premises   Area of premises
                              -----------------  -----------------
                                     12                 12

For 3rd month of lease term   $19.75 x Rentable  $20.25 x Rentable
                              Area of premises   Area of premises
                              -----------------  -----------------
                                     12                 12

For 4th month of lease term   $19.75 x Rentable  $20.25 x Rentable
                              Area of premises   Area of premises
                              -----------------  -----------------
                                     12                 12

A default as to the Plans Due Date by Tenant or any Member shall not affect the right of any non-defaulting party (Tenant or Member) to receive the foregoing credit.

B. Rent Adjustments, if any, due for any, due for any months to which a credit is applied shall be paid as provided in Sections 1 and 2 of this Lease or the Members' Lease form.

         32.    MINIMUM SPACE.

                It is agreed that Tenant and Members will, on or before April 30, 1982, execute leases for no less than 250,000 square feet in the Building. To the extent that such amount of space is not so leased, at Landlord's option, either;

A. the demised premises under this Lease shall, by appropriate amendments to be executed by Tenant on or before May 30, 1982, be increased (at locations contiguous to the demised premises designated by Landlord) by the difference between 250,000 square feet and the amount leased by Tenant and Members, or

B. Landlord may lease such space to others subject to this Lease.

         33.    RESERVED PARKING.

A. Upon completion of a Building automobile parking facility ("Facility"), Landlord shall cause the operator of the Facility ("Operator") to make the "derived number" (defined below) of monthly parking privileges ("Privileges") available to Tenant and Members through Officer. Tenant or Members (as the case may be) shall:

         1. seek from Officer the availability of Privileges;

         2. pay the monthly charges for the Privileges at the rate charged by the Operator from time to time;

         3. contract with Operator for the Privileges within sixty (60) days after the later of (a) its occupancy of demised premises, or (b) completion of the Facility (Landlord shall use reasonable efforts to give Tenant notice on or before thirty (30) days prior to the date the Facility is to be completed);

         4. use the Privileges so contracted on a continuous basis.

If Tenant or Members fail to pay, contract or continuously use any of such Privileges, Landlord need no longer cause such Privileges to be made available.

B. Tenant's and Member's (who have leased First Reservation Space) derived number of parking privileges shall be determined from the following formula:

       Rentable Area of demised premises plus space
       Leased by Members from First Reservation Space
       And expansion space leased from time to time    X  500  X  120%  =  N
       ---------------------------------------------
             Rentable Area of Building and the
             Phase II tower (if and when built)

N = number of parking privileges for Tenant and Members. (Note: The number of privileges so derived may not exceed eighty percent (80%) of the number of privileges contained in the Facility.)

C. Landlord warrants that the Facility when completed in the Building and the Phase II Tower will contain approximately 500 privileges for the Building and the Phase II Tower. Upon completion of the Phase II Tower, N shall be reduced by recalculation using the above formula.

D. The number of Tenant and Members (who have leased First Reservation Space) privileges shall be adjusted for fluctuations in occupancy on each successive Five Year Anniversary of this Lease. Under no circumstances, however, may the total number of privileges Tenant and Members have exceed eighty percent (80%) of the Facility.

E. Members who lease Second Reservation space shall obtain Privileges on a prorata basis (100% not 120%).

         34.    DELIVERY OF PREMISES.

A. After the execution of this Lease, Landlord agrees to use reasonable efforts to:

         1. make the Building, the demised premises and the Members' demised premises Ready for Occupancy on or before forty-four (44) months after Landlord's obtainment of a Foundation Permit for the Building (Completion Date);

         2. give Tenant no less than thirty (30) days advance notice of the Completion Date;

         3. obtain a Foundation Permit by September 30, 1981;

         4. advise Tenant of the date the Foundation Permit is obtained.

B. If Landlord is delayed by an Act of Tenant or an Act of a Member or if the Completion Date is delayed by an Act of Tenant or an Act of a Member, the demised premises* or the Member's demised premises for the delaying party (Tenant or a Member) only shall be deemed Ready for Occupancy on the date they would have been ready had such a delay not occurred and Landlord shall be entitled to give notice of the Commencement Date in accordance with the demising section (first unnumbered complete section) found on page 1 of this Lease.

* for the delaying party (Tenant or a Member) only

C. If, for any reason other than an Act of Tenant or an Act of a Member, the Building, the demised premises and the Member's demised premises are not Ready for Occupancy by January 1, 1987, or if Landlord has not obtained a Foundation Permit by July 31, 1982, or if Landlord's Beneficiary gives a notice of the Abandonment Date pursuant to Article VI, Section 6.1 of the Agreement for Sale of Trading Floor Area and Construction of Trading Floor by and between C.M.E. Center, an Illinois Limited Partnership and C.M.E. Real Estate Co.,* Tenant and Members on notice to Landlord (on or before ninety (90) days after the event) may terminate their Leases. In the event of such termination, neither Landlord, Tenant nor Members shall have any liability to the other other than Landlord shall refund monies paid to it by Tenant or Members.

         35.    FABER'S RESTAURANT.

         Landlord agrees that without Tenant's prior consent, Landlord may not lease space in the Building for a Faber's Restaurant (owned by or named Faber's).

         36.    RETAIL SPACE.

A. Landlord grants Tenant an option ("Retail Option") to lease up to an additional 4,025 square feet located in the retail area of the Building ("Retail Space"), if:

         1. Landlord receives notice of Tenant's exercise on or before June 30, 1982; and

         2. the location of the Retail Space is in a location mutually agreed upon by Landlord and Tenant.

B. If Tenant exercises the Retail Option:

         1. the Retail Space shall be added to the demised premises and thereupon be subject to all the terms and conditions of this Lease;

         2. the Retail Space shall be used and occupied for the purpose stated on page 1 of this Lease;

         3. this Lease shall be revised to reflect changes in the size of the demised premises, Base Rent (increased at the rate (annual) of $30.50 per square foot of Retail Space), monthly installments of Base Rent, Tenant's Proportion, all of which shall be increased for each square foot by which the demised premises are increased. The Work Option (Section 29) and the credits (Section 31, Column A or B) are not applicable to the Retail Space. A copy of such revisions shall be sent to Tenant promptly after Tenant's exercise; and

* (The "Trading Floor Agreement") and such notice of the Abandonment Date has not been rescinded within the time period set forth therein by the Lender described in the Trading Floor Agreement, or if such Trading Floor Agreement is terminated by C.M.E. Real Estate Co. pursuant to the provisions of Section 4.1 thereof, then

         4. Landlord shall construct the Retail Space to Building Standard as described on Attachment "B" to the Work Letter attached to this Lease.

         5. Notwithstanding anything hereinbefore contained in this Lease, there shall be no abatement or reduction of that portion of the Base Rent payable for Retail Space ("Retail Rent Portion") except to the extent the Retail Space shall be decreased pursuant to Section 9, rendered untenantable pursuant to Sections 3(C) or 10, or taken pursuant to
         Section 12, in which event any abatement or reduction of the Retail Rent Portion shall be in proportion to the amount of the decreased, untenantable or taken area of the Retail Space.

         37.    TENANT ENTRANCE.

         Tenant is granted the right at its sole expense to maintain a guard service at an evening and weekend Building entrance/exit of its choosing.

         38.    PRIVATE RESTAURANT CLUB SPACE.

A. Landlord grants Tenant or a group of Members (approved by Officer and Landlord ("Group")) an option ("Club Option") to lease approximately 12,500 square feet located on Upper Lobby Level (Exhibit A-1 ("Club Space")) for a private restaurant ("Club"), if:

         1. Landlord receives notice of exercise on or before June 30, 1982; and

         2. such notice of exercise is accompanied by cash from Tenant or Group in the sum of $232,000.00 which shall be deposited in an interest bearing construction escrow account to be used for construction and furnishing the Club, with the interest enuring to the benefit of Tenant or Group, and

         3. on or before March 31, 1983 Tenant's or Group's deposit of an additional $463,000.00 in such escrow account, and

         4. the location, configuration, size and nature of construction of the Club Space and chattel improvements have been mutually agreed upon by Landlord and Tenant.

B. If Tenant or Group properly exercise this Club Option and the conditions in
Section 38(A) occur;

         1. A lease on the Members Lease Form for a twenty (20) year term (with no Work Letter and no Attachment "A") shall be prepared to reflect Base Rent (at the rate (annual) of $25.00 per square foot of Club Space under lease). The Work Option (Section 29) and the credits stated in
         Section 31 (Column A or B) are not applicable to the Club Space and the default provisions (Section 18) shall be modified so that if a default occurs, Landlord's only remedy will be to obtain possession of the Club Space. Landlord shall have no right to proceed against Tenant or Group for delinquent rentals.

         2. Tenant or Group shall: a) accept the Club Space "as-is", there being no construction required therein by Landlord, and b) construct and equip the Club in accordance with plans and specifications which have been approved by Landlord and Tenant.

         3. Notwithstanding anything hereinbefore contained in this Lease, there shall be no abatement or reduction of that portion of the Base Rent payable for Club Space ("Club Rent Portion") except to the extent the Club Space shall be decreased pursuant to Section 9, rendered untenantable pursuant to Sections 3(C) or 10, or taken pursuant to
         Section 12, in which event any abatement or reduction of the Club Rent Portion shall be in proportion to the amount of the decreased, untenantable or taken area of the Club Space.

         4. Landlord hereby grants Tenant or the Group a credit in an amount not to exceed $463,000.00 to be applied, at their direction, toward the cost of materials or labor supplied for the construction of the Club.

         5. (a) In addition to the credit in subsection 4 hereof, Landlord agrees to advance ("Advance") the Tenant or Group up to $695,000.00 to be applied to the cost of materials or labor supplied for the construction of the Club, provided however, that the Advance may be in increments or $10,000.00 only. For example, if $19,500.00 is requested, $10,000.00 shall be advanced, if $71,200.00 is requested, $70,000.00 shall be advanced.

                (b) Tenant's request for the Advance shall take the form (sworn statements) outlined in Section 8 of this

                Lease. Landlord shall make direct payment to contractors for all Advances requested and after the last Advance, the total Advance shall be set.

                (c) Subsequent to the setting of the total Advance, Landlord shall obtain repayment by increasing the total Base Rent and each monthly installment thereof by $131.67 for each $10,000.00 Advanced. The increase in the total Base Rent shall be determined by multiplying the increase in the monthly installments of Base Rent (as determined above) by the number of months in the lease term. The lease for the club shall be revised by Landlord to reflect such changes. A copy of such revisions shall be sent to the Tenant or Group promptly after the Advance is set.

C. Under any and all circumstances all decorations, improvements, chattels, equipment, personal property, fixtures and trade fixtures of any kind or description put into the Club must be fully paid for as such items are installed. In the event of default under the lease for the Club Space, and in the event such default results in the exercise of Landlord's right to terminate the lease for the Club Space and/or terminate the tenant's right to occupy the Club Space, all decorations, improvements, chattels, equipment, personal property, fixtures and trade fixtures of any kind or description shall automatically become the property of Landlord with no bill of sale being required.

D. In the event the total costs (construction and chattel improvements of the Club are less than the deposits under Section 38 (A) (2) and (3), the Credit under Section 38(B) (4) and the Advance under Section 38(B) (5), any excess shall be paid to Landlord and the tenant under the Club lease as follows:

         1.     28.57% to such tenant
         2.     28.57% to Landlord
         3.     42.86% to Landlord to reduce the Advance.

E. In the event the Club Option is not exercised, the demised premises shall be increased by 12,500 square feet on the Upper Lobby Level and decreased by 9,415.5 square feet on the 6th floor and 3,084.5 on the 5th floor. To the extent the Club Option is exercised for more or less than 12,500 square fee the increase or decrease shall first cause an adjustment to the area under this Lease on the Upper Lobby floor (17,915.5 square feet) and then, floor 6 and/or floor 5 shall be adjusted to maintain a total Rentable Area of the demised premises of 100,000 square feet.

         39.      SECURITY AREA.

A. Notwithstanding Section 6(I) of this Lease, Tenant may, if Tenant complies with Section (B) below, provide its own locks to an area within the demised premises ("Secured Area") and shall not be required to furnish Landlord with a key, except upon termination of this Lease Tenant shall surrender such keys to Landlord. If Landlord determines, in its sole discretion, that an emergency or other situation in the Building, or the demised premises exists, including, by way of explanation but not limitation, any suspected fire or flood, Landlord may forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, or door or other portions of the demised premises or the Secured Area damaged as a result of Landlord's forcible entry, provided however, Landlord shall use reasonable efforts to contact a representative of Tenant to secure access to the Secured Area prior to a forcible entry but under no circumstances shall Landlord be obligated to contact Tenant. Landlord shall have no obligation to provide either janitor service or cleaning in the Secured Area.

B. On or before thirty (30) days prior to Tenant's occupancy of the demised premises, Tenant shall give notice to Landlord showing the Secured Area and the name and manner of contact of a representative of Tenant to be contacted to avoid a forcible entry as stated in Section (A) above.

         40.    BUILDING.

         Landlord agrees to maintain the Building and the corridors in the public areas in a manner consistent with a first class downtown Chicago office building.

         41.    QUIET ENJOYMENT.

         Landlord covenants and agrees that Tenant, upon paying the rental and performing Tenant's other covenants and agreements under this Lease, shall and may peacefully have and enjoy the demised premises for the term of this Lease free and clear from hindrance by Landlord or any person claiming through Landlord, subject always to the provisions of Section 15 and Exhibit "C" of the Lease.

         42.    ANNUAL NOTICE.

A. Within sixty (60) days after December 31st of each calendar year during the Lease term, Landlord shall advise Tenant of all leases made during such calendar year on the lowest thirty-one (31) office floors of the Building and the ten
(10) lowest office floors of the Phase II Tower. Such notice shall include the name of tenant, the term of the lease, the rental, options to renew or expand, and a demising plan showing the options to renew or expand, and a demising plan showing the space and square footage. The aforementioned advisement is for information only and shall not be deemed to confer any rights to Tenant or Members on such floors except as provided in this Lease.

B. Upon written request of Tenant, Landlord shall advise as to whether a tenant has exercised an option contained in its lease or whether a given space has been leased.

         43.    DESIGN CHANGES.

         The Rentable Area of the Building (Section 2(a) (vii)), Rental Area of the demised premises (Section 2(a) (viii)) and the Exhibits A-1 through A-6 will change as a result of design changes and refinement by Landlord's architect, Fujikawa Conterato Lohan and Associates, Inc. When such has been completed, and the Rentable Area of the premises and Building certified by such architect, this Lease shall be amended to reflect the certified areas as follows;

A. Annual Base Rent (Section 1) rate per square foot of $19.75 (or $20.25),

B. Tenant's Proportion (Section 2(a) (xi)),

C. Taxes and Expense Rent Adjustment (Section 2(d)) at the rate of $5.50 per square foot of Rentable Area of the Building,

D. Rent Credit (Section 31(A))

         1. Column A at $19.75 multiplied by the Rentable Area of the demised premises and

         2. Column B at $20.25 multiplied by the Rentable Area of the demised premises,

E. Replacement Exhibits A-1 through A-6, as required,

F. Rentable Area of the Building (Section 2(a) (vii)),

G. Rentable Area of the demised premises (Section 2(a) (viii)).

         44.    SINGLE DIGIT ADDRESS.

         Supplementing the provisions of Section 16(a), but not in derogation thereof, Landlord shall use reasonable efforts to obtain a single digit address for the Building such as "4" South Wacker Drive.

         45.    SHOPS.

         Landlord shall use reasonable efforts to lease retail space in the Building for a bank, newsstand, tobacco shop, public restaurant and bar overlooking the Chicago river, drug store and men's and women's soft goods stores.

         46.    LEASE CONFLICT.

         In the event a conflict develops between this Lease and the Members Lease Forum, this Lease shall prevail.

         47.    MEMORANDUM OF LEASE.

         Landlord and Tenant agree to execute the Memorandum of Lease (Exhibit "E") which may be recorded by Tenant.

         48.    INFORMATION KIOSK.

         It is understood that Tenant may be desirous of installing an information kiosk ("Kiosk") of approximately forty (40) square fee ton the plaza level of the Building. Landlord hereby agrees to use all reasonable efforts to aid Tenant in achieving such desire (if achieved, the Kiosk space shall be added to the demised premises) provided however, Tenant agrees to accept the provided space in its condition occurring on the data it is tendered to Tenant, it being understood that the Kiosk will not or may not be enclosed with demising walls. The plans, specifications, method of installation and location of the Kiosk are subject to approval by Landlord and any governmental agency having jurisdiction, and all costs and expenses, including costs of construction materials and labor, design and investigations shall be the sole responsibility of Tenant. There shall be no Base Rent or Rent Adjustment charges for the Kiosk.

         49.    INSTALLATION OF ELEVATOR SHAFT AND ELEVATOR.

         It is understood that Tenant may be desirous of installing an elevator shaft and elevator ("Elevator") for Tenant's private freight elevator usage between the P-1 Level and Mechanical Level #2 of the Building. Landlord hereby agrees to provide the Elevator at Landlord's sole cost and expense. The plans, specifications, method of installation and location of the Elevator shall be established by Landlord's architect. There shall be no rental charged for the Elevator.

         50.    DOCK RECEIVING OFFICE.

         It is understood that Tenant may be desirous of sharing a dock receiving office ("Office") on the P-1 Level of the Building with Landlord. Landlord hereby agrees to use all reasonable efforts to aid Tenant in achieving such desire.

The nature and location of the Office is subject to approval by Landlord. The costs and expenses incurred for the Office shall be shared by Landlord and Tenant. The Rental for the Office is subject to the mutual agreement of Landlord and Tenant.

         51.    STORAGE SPACE.

         It is understood that Tenant may be desirous of acquiring up to 150 square feet of storage space ("Storage Space") on the P-1 level near the Office. Landlord hereby agrees to use all reasonable efforts to aid Tenant in achieving such desire (if achieved the Storage Space shall be added to the demised premises except that section 3(a) shall not apply). The plans, specifications, and location of the Storage Space are subject to the approval of Landlord and all costs and expenses incurred are the sole responsibility of Tenant. Rental charges for the Storage Space are subject to the mutual agreement of Landlord and Tenant.

         52.    MECHANICAL SPACE.

         It is understood that Tenant may be desirous of acquiring space (not to exceed 4,000 square fee) for their chiller and vertical condenser water riser ("Mechanical Space") in the core of the Building. Landlord hereby agrees to use all reasonable efforts to aid Tenant in achieving such desire (if achieved the Mechanical Space shall be added to the demised premises except that section 3(a) shall not apply). The plans, specifications, method of installation and location of the Mechanical Space are subject to the approval of Landlord and any governmental agency having jurisdiction, and all costs and expenses, including costs of construction materials and labor, investigations, incurred as a result of such installation, are the sole responsibility of Tenant. There shall be no Base Rent or Rent Adjustment charges for the Mechanical Space.

         53. AS-BUILTS.

         Tenant may review as-built plans in Landlord's possession for any space to which Tenant or Members may have rights.

         54.    ADDITIONAL AND CONSTANT PORTION LIMITATION.

A. Tenant need not pay the Additional Portion and/or Constant Portion (or portion thereof) for any Year during the Lease term to the extent the Additional Portion Rate Per Square Foot plus the Constant Portion Rate Per Square Foot for such Year when added to the sum of:

                  Base Rent Rate Per Square Foot
                  Tax and Expense portion of the Rent Adjustment
                          Rate Per Square Foot
                  Base Portion Rate Per Square Foot
causes the resulting total for such Year during the Lease term to exceed the Prevailing Market Rate Per Square Foot.

B. Under no circumstances shall this Section 54 be construed to limit the obligation of Tenant to pay the total of:

                  Base Rent
                  Tax and Expense Rent Adjustment
                  Base Portion

C. For purposes of this Section 54, "Year" means a calendar year (January 1 through December 31).

Section 10 continued;

         10A. If the demised premises or Building are damaged by fire or other casualty during a time when a mortgagee, a trustee under a trust deed, or a purchaser at a foreclosure sale is the owner of the Real Property after a default under the mortgage or trust deed and shall be the Landlord hereunder (hereafter in this Section 10A referred to as the "Post Default Owner"), and if
(a) the damage caused by such fire or other casualty exceeds an amount equal to fifteen percent (15%) of the then current insurable value of the Building and
(b) the Trading Floor has not been damaged or, if it has, Tenant gives Post Default Owner notice that (i) if the damage to the Trading Floor exceeds thirty percent (30%) of the insurable value thereof, owner of the Trading Floor desires to reconstruct the Trading Floor or (ii) if the damage to the Trading Floor is thirty percent (30%) or less of the insurable value thereof, owner of the Trading Floor will reconstruct the Trading Floor, or if Tenant fails to give such notice within sixty (60) days after such fire or casualty, then provisions of this Section 10A shall apply.

                In the event the conditions stated above in this Section 10A occur, Post Default Owner shall, within sixty (60) days after the last to occur of (a) a determination of the then current insurable value of the Building, or
(b) the receipt of any required notice from Tenant that owner of the Trading Floor desires to or will reconstruct the Trading Floor, elect either;

                (i) to serve notice on Tenant that Post Default Owner will proceed with all due diligence to repair, restore or rehabilitate the Building or the demised premises at Post Default Owner's expense, in which event the provisions of Section 10 set forth in the last paragraph thereof shall apply, or

                (ii) to serve notice on Tenant that Post Default Owner does not intend to make the election described in clause (i) above and chooses to retain for its own use and property the insurance proceeds payable by reason of such fire or other casualty.

If Post Default Owner shall make the election in clause (ii) above, Tenant shall have an option (exercisable by written notice to Post Default Owner within Sixty
(60) days after receipt by Tenant of the notice described in clause (ii)) to purchase the Real Property from Post Default Owner at a price equal to the fair market value of the Real Property in its unrepaired condition. Such purchase shall be for cash less the amount of any existing mortgage encumbrances to which title will be subject at closing. If the amount of existing mortgage encumbrances exceeds the fair market value of the Real Property in its unrepaired condition, then Post Default Owner shall pay to Tenant or the encumbrancer the amount of such excess at closing. If Post Default Owner and Tenant are unable to agree on the fair market value of the Real Property within a period of sixty (60) days after the date of receipt of Post Default Owner's notice by Tenant, then the fair market value of the Real Property shall be determined by an appraiser selected jointly by Post Default Owner and Tenant. The determination of such appraiser shall be conclusive upon the parties. The expenses of such appraisal shall, except as hereinafter provided, be shared equally by Post Default Owner and Tenant. If an appraisal of the Real Property is made, Tenant shall have the right to withdraw its offer to purchase the Real Property within sixty (60) days after the determination of fair market value by the appraiser. If Tenant withdraws its offer, Tenant shall pay all of the expenses of the appraiser. The closing shall be not later than one hundred twenty (120) days after agreement as to determination of the fair market value.

(continuation of 2.a.xiii)

The parties hereto acknowledge that the title holder of the Phase II Tower may hereafter be an entity or person other than the initial Landlord and all references in this Lease to the Phase II Tower are set forth for the purpose of identifying the rights of Tenant with respect to the Phase II Tower and binding the owners thereof from time to time to the obligations with respect to the Phase II Tower set forth in this Lease. It is further acknowledged by the parties hereto that the obligations of any Post Default Owner (defined in section 10.A.) of the Real Property with respect to the Phase II Tower are subject to and contingent upon the direct or indirect ownership by such Post Default Owner of the Phase II Tower and such Post Default Owner shall have no obligations and shall not be deemed to have made any warranties with respect to the Phase II Tower except at such times as such Post Default Owner is the direct or indirect owner of the Phase II Tower. If and so long as Post Default Owner has to direct or indirect ownership of the Phase II Tower, as to such Post Default Owner only, this Lease will be construed as deleting all references to the Phase II Tower.


                                     42(a)

                                                                      4/14/81

The following example is provided to show the method by which the CPI Portion of the Rent Adjustment will be calculated for the years listed based upon the assumptions stated.

         Assumptions -     Base Rent - $20.25/s.f.
                        -  CPI Increase at a Constant 10%/Year
                        -  Commencement Date of Lease 1/1/84

   (1)        (2)           (3)         (4)                (5)              (6)             (7)               (8)          (9)
                                                                                                           "Constant
                                                                         CPI Factor                        Portion"     "CPI Portion
                                                                         @ 10% or 6%                       (Addt'l        of Rent
                                                                         Cap Factor                        Portion       Adjustment"
                         CPI Factor  "Base             30% of Prior     whichever is    "Additional        For 1993       (Col 4
Calendar    30% of       @ 10% For   Portion"          Year CPI         Less Starting   Portion"           Remains        + Col 7
Year (D)    $20.25       19 Yrs.     (Col 2 x Col 3)   (30% x Col 9)    Over in 1994    (Col. 5 x Col 6)   Constant       + Col 8)
--------    ------       -------     ---------------   -------------    ------------    ----------------   --------     ------------
1984 (A)    $6.075/sf         -            0                 0                -               0                  0            0
1985           6.075          -            0                 0                -               0                  0            0
1986           6.075          -            0                 0                -               0                  0            0
1987 (B)       6.075       .331        $2.01/sf              0            .191016             0                  0      $   2.01/sf
1988           6.075       .464          2.82            $   .60/sf       .262477         $     .16/sf           0          2.98
1989           6.075       .611          3.71                 .90         .338226                .31             0          4.02
1990           6.075       .772          4.69                1.21         .418519                .51             0          5.20
1991           6.075       .949          5.77                1.56         .503630                .79             0          6.56
1992           6.075      1.144          6.95                1.97         .593818               1.18             0          8.13
1993 (C)       6.075      1.358          8.25                2.44         .689479               1.70             0          9.95
1994           6.075      1.594          9.68                2.99         .060000                .18        $   1.70       11.56
1995           6.075      1.853         11.26                3.47         .123600                .43            1.70       13.39
1996           6.075      2.138         12.99                4.02         .191016                .78            1.70       15.47
1997           6.075      2.452         14.90                4.65         .262477               1.23            1.70       17.83
1998           6.075      2.797         16.99                5.35         .338226               1.82            1.70       20.51
1999           6.075      3.177         19.30                6.16         .418519               2.60            1.70       23.60
2000           6.075      3.595         21.84                7.08         .503630               3.59            1.70       27.13
2001           6.075      4.054         24.63                8.14         .593848               4.87            1.70       31.20
2002           6.075      4.560         27.70                9.36         .689479               6.50            1.70       35.90
2003           6.075      5.116         31.08               10.77         .790848               8.58            1.70       41.36

NOTES:
(A) Calendar Year in which Commencement Date Occurs.
(B) Calendar Year in which 37th Month of Lease Term Occurs.
(C) Calendar Year in which 120th Month of Lease Term Occurs.
(D) Calendar Years are the same as Calculation Years, so Proration Need Not
    Occur

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the date first above written.

                                       LANDLORD

               AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, ILLINOIS, a national banking association of Chicago, Illinois, not
ATTEST: individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.


By _____________________________            By _________________________________
Its      ASSISTANT SECRETARY                Its          TRUST OFFICER




ATTEST:                                 TENANT
                            CHICAGO MERCANTILE EXCHANGE
                        an Illinois not-for-profit corporation



By _____________________________            By _________________________________
Its      Vice President                     Its      CHAIRMAN OF THE BOARD

                            FIRST AMENDMENT TO LEASE
                            ------------------------

        This First Amendment to Lease is made and entered into as of this 1st day of February, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease dated May 11, 1981 (hereinafter called "Lease), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord 100,000 square feet of office space on the Lobby Level and 2nd-6th Floors of the building located at 30 South Wacker Drive, Chicago, Illinois (hereinafter called the "Building"); and

        WHEREAS, Landlord and Tenant desire to enter into this First Amendment to Lease for the purpose of amending the Lease as hereinafter set forth;

        NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, Landlord and Tenant hereby agree as follows:

             1. Section 2 of the Lease and Section 2 of Exhibit "F" of the Lease (Member Lease) are amended-

                  a. by striking out "993,040" in line 1 of subsection 2(a)(vii) and inserting in lieu thereof "1,029,127"; and

                  b. by striking out "$5,461,720.00" in line 2 of subsection
             2(d) and inserting in lieu thereof "$5,660,199.00"; and

                  c. by striking out "1977" both times it appears in subsection
             2(h) and inserting in lieu thereof "1967".

             2. Section 2 of the Lease is amended -

                  a. by striking out "10.070" in line 1 of subsection 2(a)(xi) and inserting in lieu thereof "9.717"; and

                  b. by adding at the end of subsection 2(a) thereof the
             following:

             (xxxii)   "Member(s)" means any of the following:

                  A.   an individual who is a member in good standing of Tenant;

                  B.   an entity (corporation or partnership) who:

                       1. has at least two (2) Chicago Mercantile Exchange seats assigned to it, or

                       2. has at least two (2) International Monetary Market seats assigned to it, or

                       3. has at least two (2) Associate Mercantile Market seats assigned to it, or

                       4. has at least two (2) Index/Options Market seats assigned to it, or

                       5. has been approved by Tenant as Class B Clearing
                       Member.

             (Note: The International Monetary Market, Associate Mercantile Market and the Index/Options Market are divisions of Tenant.)

             2. Section 24 of the Lease and Section 24 of Exhibit "F" of the Lease (Member Lease) are amended by adding at the end of Section 24 thereof the following:

                  (v) The liability or obligations of Metropolitan Structures under this Lease, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

                  (w) The liability or obligations of JMB/MS Management Co. under this Lease, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

             3. Section 25 of the Lease is amended -

                  a. by striking out subsection 25A.1 and inserting in lieu thereof the following:

             25.A.1. Landlord agrees to reserve ("Reservation") approximately 400,000 square feet including the demised premises ("First Reservation Space") on the lowest office floors of the Building for lease to Tenant and Members. The Reservation shall terminate at midnight, April 30, 1982, unless 300,000 square feet (including the demised premises) is leased by Tenant and/or Members on or before April 30, 1982, under which circumstances the Reservation shall be deemed automatically extended until midnight, October 31, 1982.

                  b. by inserting the following before the period in line 12 of subsection 25B.2.a.:

             (in order to achieve such contiguity, it is understood that Tenant, at its sole expense, may among other things, change the demised premises of a Member after a lease with such Member has been completely executed even though the change results in a change in the size, location and/or configuration of such demised premises)

             4. The Work Letter attached to the Lease and the Work Letter attached to Exhibit "F" (Member Lease) are amended by adding at the end of
Section V thereof the following:

                  I. The liability or obligations of Metropolitan Structures under this Work Letter, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of this Work Letter. A deficit capital account of any such partner shall not be deemed an asset of said partnership.

                  J. The liability or obligations of Metco Properties under the Lease or this Work Letter, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of the Lease or this Work Letter. A deficit capital account of any such partner shall not be deemed an asset of said partnership.

             5. Attachment "A" of the Work Letter attached to the Lease and page
40 of Exhibit "F" (Attachment "A" to the Member Lease) are amended - a.   by
striking out "200" in item 9 and inserting in lieu thereof "175"; and b. by striking out "250" in item 10 and inserting in lieu thereof "218.75".

             6. Section 2.a.xxx. of Exhibit "F" of the Lease (Member Lease) is amended by inserting the following after "1981" in line 1: ", as amended from time to time,".

             7. Section 32 of Exhibit "F" of the Lease (Member Lease) is amended by the addition of the following:

        Additionally, it is understood that the demised premises under this Lease may be changed by Landlord, at the request of the Chicago Mercantile Exchange (tenant under the Merc Lease), even though the change results in a change in the size, location and/or configuration of the demised premises. Tenant hereby agrees to execute promptly all amendatory documents to this Lease required to reflect any such change. Such documents may include changes in the following:

                  1.   Size of the demised premises.
                  2.   Base Rent.
                  3.   Proportion.
                  4.   Credits.
                  5.   Location in the Building.

        In any event any such change is made, any expenses resulting therefrom shall be the responsibility of the Chicago Mercantile Exchange or Tenant.

             8. The letter agreement of August 26, 1981, a copy of which is attached hereto and marked as Exhibit "1", is hereby rendered null and void.

             9. Section 44 of the Lease to the contrary notwithstanding, 30 South Wacker Drive, Chicago, Illinois, is the address preferred by Tenant for the south office tower of the Building and such address, subject to Section 16(c) of the Lease, is hereby established as the address for such tower.

             10. The Demising Plans of the Lease are amended -

                  a. by striking out "17,915.5" on Exhibit A-1 (Upper Lobby
               Level) and inserting in lieu thereof "19,078";

                  b. by striking out "16,490" on Exhibit A-2 (2nd Floor Plan)
               and inserting in lieu thereof "17,884";

                  c. by striking out "17,310" on Exhibit A-3 (3rd Floor Plan)
               and inserting in lieu thereof "17,022";

                  d. by striking out "18,636" on Exhibit A-4 (4th Floor Plan)
               and inserting in lieu thereof "18,746";

                  e. by striking out "20,233" on Exhibit A-5 (5th Floor Plan)
               and inserting in lieu thereof "20,627"; and

                  f. by striking out "9,415.5" on Exhibit A-6 (6th Floor Plan)
               and inserting in lieu thereof "6,643".

             11. Section 38 E. of the Lease is amended -

                  a. by striking out "9,415.5"in line 2 and inserting in lieu thereof "6,643";

                  b. by striking out "3,084.5" in line 3 and inserting in lieu thereof "5,857"; and

                  c. by striking out "17,915.5" in line 6 and inserting in lieu thereof "19,078".

             12. Wherever the works "METROPOLITAN STRUCTURES INC." appear in the Lease or any exhibit or attachment thereto such shall be deemed amended to refer to "METROPOLITAN STRUCTURES, a General Partnership".

             13. Except as hereinbefore modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.


             IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first above written.

                                                  LANDLORD

                               AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                               CHICAGO, ILLINOIS, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:                             By              /s/
                                      ----------------------------------
                                    Its          Vice President

By              /s/
  -------------------------------
Its     Assistant Secretary

                                                   TENANT

                                CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation

ATTEST:                             By              /s/
                                      ----------------------------------
                                    Its          Vice President

By              /s/
  -------------------------------
Its  Secretary to Vice President

                            SECOND AMENDMENT TO LEASE
                            -------------------------

        This Second Amendment to Lease is made and entered into as of this 26th day of April, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease dated May 11, 1981 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord 100,000 square feet of office space on the Lobby Level and 2nd - 6th Floors of the Building located at 30 South Wacker Drive, Chicago, Illinois (hereinafter called the "Building"); and a First Amendment to Lease dated February 1, 1982 (hereinafter collectively referred to as "Lease"); and

        WHEREAS, Landlord and Tenant desire to enter into this Second Amendment to Lease for the purposes of amending the Lease is hereinafter set forth;

        NOW THEREFORE, for a good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, Landlord and Tenant hereby agree as follows:

             I.   Effective May 1, 1982:

A. Section 2(a) (vii) is amended by striking out "1,029,127" in line one (1) and inserting in lieu thereof "1,030,981";

B. Section 2(a)(viii) is amended by striking out "100,000" in line one (1) and inserting in lieu thereof "160,208". (Such change in the size of the demised premises results from a change on the Upper Lobby Level and the 6th floor (Sections D and E below) and by the addition of 47,297 square feet on the 7th and 8th floors of the Building ("First Additional Space") as shown on Exhibits "A-7a", "A-7b" and "A-8" attached hereto.);

C. Section 2(d) is amended by striking "$5,660,199.00" in line two (2) and inserting in lieu thereof "$5,670,396.00";

D. Exhibit A-1 (Upper Lobby Level) is deleted and replaced by "New Exhibit A-1" attached hereto;

E. Exhibit A-6 (6th Floor Plan) is deleted and replaced by "New Exhibit A-6" attached hereto;

F. the First Additional Space shall be considered demised premises subject to terms and conditions of the Lease;

G. Section 2(a) (xi) is amended by striking "10.070" and inserting in lieu thereof "15.54";

H. Tenant is deemed to have exercised the Work Option (Section 29) therefore Column "A" for Tenant is stricken from Section 31.A.;

I. until the day before the tenth (10th) Anniversary 40,208 square feet of the demised premises is deemed to be Second Reservation Space ("Second Space") so that the following applies to the Second Space;

        1. annual Base Rent rate per square foot is $25.00 (reflected in Section III below):

        2. the Tax and Expense Rent Adjustments are as stated in the Lease;

        3. the CPI portion of the Rent Adjustment is forty percent (40%) instead of thirty percent (30%) so that Section 2(a) of the Lease is changed as follows:

             (xxi) line 2 - 30% changes to 40%
             (xxi) line 7 - 30% changes to 40%
             (xxii)1(a) line 5 - 30% changes to 40%
             (xxii)1(a) line 9 - 30% changes to 40%
             (xxii)2(a) line 6 - 30% changes to 40%
             (xxii)2(a) line 12 - 30% changes to 40%

        4. the CPI portion of the Rent Adjustment commences on the first (1st) day of the thirteenth (13th) month of the Lease term so that Section 2(b) is changed as follows:

             line 2 - 37th is changed to 13th;

             line 5 - 37th is changed to 13th;

             line 7 - 37th is changed to 13th.

        5. the Work Option under Section 29 of the Lease is deemed exercised;
        and

        6. the Second Space is not included to determine the amount of Five, Ten or Fifteen Year Space.

        7. Landlord shall provide Tenant a calculation of the CPI portion of the Rent Adjustment for the Second Space separate from such calculation for the remainder of the demised premises.

             II.  Effective on the tenth (10th) Anniversary, as to the Second
Space:

A. annual Base Rent rate per square foot is $20.25 (reflected in Section III below);

B. the Tax and Expense Rent Adjustments are as stated in the Lease; and

C. the CPI portion of the Rent Adjustment is thirty percent (30%) so that
Section 2(a) is changed as follows:

        (xxi) line 2 - 40% changes to 30%
        (xxi) line 7 - 40% changes to 30%
        (xxii)1(a) line 5 - 40% changes to 30%
        (xxii)1(a) line 9 - 40% changes to 30%
        (xxii)2(a) line 6 - 40% changes to 30%
        (xxii)2(a) line 12 - 40% changes to 30%

D. The Additional Portion (Section 2(a) (xxii)) and the Constant Portion (Section 2(a) (xxiii)) shall be calculated as though the Second Space was added to the demised premises on May 1, 1982 as First Reservation Space.

             III. The total Base Rent of $39,500,001.60 payable as set forth in
Section 1 of the Lease is amended to be a total Base Rent of $66,794,120.40 as set forth in said Section 1 of the Lease except that it shall be payable as follows:

A. 120 equal monthly installments of $286,266.67 to be paid in advance on or before the first day of each month during the period beginning on the Commencement Date and ending on the day before the tenth (10th) Anniversary; and

B. 120 equal monthly installments of $270,351.00 to be paid in advance on or before the first day of each month during the period beginning on the tenth
(10th) Anniversary and ending on the Termination Date.

             IV.  Section 25 of the Lease is amended;:

A. by striking out "April 30, 1982" in lines 6 and 8 of Section 25.A.1. and inserting in lieu thereof "May 31, 1982"; and

B. by striking out "200,000" in line 3 of Section 25.A.2. and inserting in lieu thereof "159,792".

             V.   Section 26 of the Lease is amended:

A. by striking out "twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation" in Section 26.A. and inserting in lieu thereof "24,000 square feet";

B. by striking out "twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation" in Section 26.B. and inserting in lieu thereof "24,000 square feet"; and

C. by striking out "twenty percent (20%) of the Tenant's demised premises leased prior to the expiration of the Reservation" in Section 26.C. and inserting in lieu thereof "24,000 square feet"; and

D. Section E.1. is deleted and replaced with:

             "1. on floors above the demised premises within space leased by Members (sites to be selected by Tenant),

                                       or"

             VI. Section 29.B.2. of the Lease is amended by adding ", excluding the Second Space," after the first "premises" in line 2.

             VII. Section 31.A. of the Lease is amended:

A. by adding ", as to Tenant, Second Space is deemed excluded from this calculation" after the word "premises" in line 3;

B. by adding ", except Second Space," after the word "Tenant" in line 4; and

C. by striking and deleting the following:

        "                                Column A       Column B
        Month                             Amount         Amount
        -----                             ------         ------
        For 2nd month of Lease term    $164,583.34    $168,750.00
        For 3rd month of Lease term    $164,583.34    $168,750.00
        For 4th month of Lease term    $164,583.34    $168.750.00
                                       -----------    -----------
                  Total                $493,750.02    $506,250.00"

and inserting the following in lieu thereof:

        "                                           Column B
        Month                                        Amount
        -----                                        ------
        For 2nd month of Lease term                $202,500.00
        For 3rd month of Lease term                $202,500.00
        For 4th month of Lease term                $202,500.00
                                                   -----------
                  Total                            $607,500.00".


             VIII. Section 33.B. of the Lease is amended by adding ", except Second Space," after the word "premises" in line one of the formula at the top of page 33.

             IX.  Section 38 of the Lease is amended:

A. by striking out "approximately 12,500" in line 3 of Section 38.A. and inserting in lieu thereof "13,643"; and

B. by striking "(Exhibit A-1" in line 4 of Section 38.A. and inserting in lieu thereof "(Exhibit A-1a" attached hereto; and

C. by striking out "$232,000.00" in line 2 of Section 38.A.2. and inserting in lieu thereof "$253,214.00"; and

D. by striking out "$463,000.00" in line 2 of Section 38.A.3. and inserting in lieu thereof "$505.337.00"; and

E. by striking out the first sentence in Section 38.B.1. in its entirety and replacing in lieu thereof the following:

        "1. A lease on the Members Lease Form for a twenty (20) year term (with no Work Letter and no Attachment "A") shall be prepared to reflect total Base Rent of SIX MILLION EIGHT HUNDRED TWENTY-ONE THOUSAND FIVE HUNDRED AND 80/100 DOLLARS ($6,821,500.80) payable in two hundred forty (240) monthly installments of TWENTY EIGHT THOUSAND FOUR HUNDRED TWENTY-TWO AND 92/100 ($28,422.92)."

F. by striking out "$463,000.00" in line 2 of Section 38.B.4. and inserting in lieu thereof "$505,337.00"; and

G. by striking out $695,000.00" in line 3 of Section 38.B.5.(a) and inserting in lieu thereof "$758,551.00"; and

H. by striking out "or" in line 6 of Section 38.B.5.(a) and inserting in lieu thereof "of"; and

I. by striking and deleting Section 38.E. in its entirety.

             X.   Section 43 is amended:

A. by adding "or $25.00 for Second Space" after "$20.25" in line 2 of Section 43.A.; and

B. by adding "(excepting Second Space)" after "premises" in line 2 of Section 43.D.1.

C. by adding "(excepting Second Space)" after "premises" in line 2 of Section 43.D.2.

             XI.

             SECURITY DEPOSIT. Tenant agrees to deposit with Landlord, upon the execution of this Second Amendment the sum of $15,915.67 as security for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of the Base Rent, Rent Adjustment Deposits or Rent Adjustments, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any such Base Rent, Rent Adjustment Deposits or Rent Adjustments in default, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency shall have accrued before or after any re-entry by Landlord. If any of the security shall be so used, applied or retained by Landlord, at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the security to the original amount set forth in the first sentence of this paragraph. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the security, shall be applied, at Tenant's written request, against the monthly installment due on the 11th Anniversary. If not so requested then the security or any balance thereof, shall be returned to Tenant after the following:

             (a) the time fixed as the expiration of the term of this Lease;

             (b) the removal of Tenant from the demised premises;

             (c) the surrender of the demised premises by Tenant to Landlord in accordance with this Lease; and

             (d) the time required for all Rent Adjustments owned pursuant to the Lease to have been computed by Landlord and paid by Tenant.

             Except as otherwise required by law. Tenant shall not be entitled to any interest on the aforesaid security. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the security or the remaining balance thereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of this Lease.

             XII.

A. Exhibit A-2 is deleted and replaced by "New Exhibit A-2" attached hereto;

B. Exhibit A-3 is deleted and replaced by "New Exhibit A-3" attached hereto;

C. Exhibit A-4 is deleted and replaced by "New Exhibit A-4" attached hereto; and

D. Exhibit A-5 is deleted and replaced by "New Exhibit A-%" attached hereto;

             XIII.Item 14 of Attachment "A" of the Work Letter attached to the Lease is amended by adding:

A. "4" between 3 and 5, and

B. "11" after 10.

             XIV. The letter dated April 16, 1982 attached hereto (Exhibit "B") is hereby deemed null and void.

             XV. Except as hereinbefore modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the date first above written.

                                                    LANDLORD

                                     AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                     CHICAGO, ILLINOIS, a national banking
                                     association of Chicago, Illinois, not
                                     individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:                             By           /s/
                                      ----------------------------------
                                    Its          Vice President

By            /s/
  ------------------------------
Its    Assistant Secretary

                                                     TENANT

                                     CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation

ATTEST:                             By              /s/
                                      ----------------------------------
                                    Its          Vice President

By             /s/
  ------------------------------
Its    A.A.

                            THIRD AMENDMENT TO LEASE
                            ------------------------

        This Third Amendment to Lease is made and entered into as of this 29th day of June, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease dated May 11, 1981 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord 100,000 square feet of office space on the Lobby Level and 2nd-8th Floors of the Building located at 30 South Wacker Drive, Chicago, Illinois (hereinafter called the "Building"); a First Amendment to Lease dated February 1, 1982; and a Second Amendment to Lease dated April 26, 1982 (hereinafter collectively referred to as "Lease"); and

        WHEREAS, Landlord and Tenant desire to enter into this Third Amendment to Lease for the purposes of amending the Lease is hereinafter set forth;

        NOW THEREFORE, for a good and valuable consideration, the receipt and sufficient whereof being hereby acknowledged, Landlord and Tenant hereby agree as follows:

             I.   TENANT'S CREDIT.

A. As a concession to Tenant, provided that Tenant is not in default under the Lease, Landlord hereby grants Tenant a credit of $48,062.40 (160,208 X $0.30) to be applied against the second and, if necessary, subsequent monthly installments of Base Rent due under the Lease.

B. The balance of Base Rent and/or Rent Adjustments due for the second month of the Lease term shall be paid as provided for in Section 1 and 2 of the Lease.

             II.  WORK LETTER.

A.The Work Letter attached to the Lease is amended:

        1. by striking out "Agent, if Tenant has exercised the Work Option containing in Section 29 of the Lease," in line 1 of Section I.A. and inserting in lieu thereof "Tenant"; and

        2. by striking out "R M M, Inc." in line 6 of Section I.A. and inserting in lieu thereof "Space/Management Programs Inc.".

             III. LETTER AGREEMENT

        The letter dated May 17, 1982 attached hereto (Exhibit "1") is hereby deemed null and void.

             IV. Except as hereinbefore modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

             IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease as of the date first above written.


                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:                           By              /s/
                                    ---------------------------------
                                  Its          Vice President


By             /s/
   ---------------------------
   Its   Assistant Secretary
                                  This instrument is executed by AMERICAN
                                  NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                                  not personally but solely as Trustee, as
                                  aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.


                                                TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


                                  By              /s/
                                    ---------------------------------
                                  Its     Senior Vice President

ATTEST:
By            /s/
   ---------------------------
   Its     Secretary

                            FOURTH AMENDMENT TO LEASE
                            -------------------------

        This Fourth Amendment to Lease is made and entered into as of this 28th day of July, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease dated May 11, 1981 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord 100,000 square feet of office space on the Lobby Level and 2nd-6th Floors of the Building located at 30 South Wacker Drive, Chicago, Illinois (hereinafter called the "Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; and

        WHEREAS, Landlord and Tenant desire to enter into this Fourth Amendment to Lease for the purposes of amending the Lease is hereinafter set forth;

        NOW THEREFORE, for a good and valuable consideration, the receipt and sufficient whereof being hereby acknowledged, Landlord and Tenant hereby agree as follows:

             I.   TITLE PAGE.

        The Title Page of the Lease is changed by deleting "100,000 Square Feet on the Upper Lobby Level and 2nd-6th Floors" and inserting in lieu thereof "160,784 Square Feet on the Upper Lobby Level and 2nd -8th Floors".

             II.  WITNESSETH.

        The Witnesseth Section of the Lease is changed by deleting in line 3, "100,000 Square Feet on the Upper Lobby Level and 2nd-6th Floors" and inserting in lieu thereof "160,784 Square Feet on the Upper Lobby Level and 2nd-8th Floors".

             III. BASE RENT.

        The total Base Rent of $66,794,120.40 payable as set forth in Section 1 of the Lease is amended to be a total Base Rent of $67,027,400.40 as set forth in said Section 1 of the Lease except that it shall be payable as follows:

        A. 120 equal month installments of $287,238.67 to be paid in advance on or before the first day of each month during the period beginning on the Commencement Date and ending on the day before the tenth (10th) Anniversary; and

        B. 120 equal monthly installments of $27,323.00 to be paid in advance on or before the first day of each month during the period beginning on the tenth
(10th) Anniversary and ending on the Termination Date.

             IV.  RENTABLE AREA OF BUILDING.

        Section 2(a) (vii) is amended by striking out "1.030,981" in line one
(1) and inserting in lieu thereof "1,031,323".

             V.   RENTABLE AREA OF DEMISED PREMISES.

        Section 2(a) (viii) is amended by striking out "160,208" in line one (1) and inserting in lieu thereof "160,784".

             VI.  TENANT'S PROPORTION.

        Section 2(a) (xi) is amended by striking "15.54" and inserting in lieu thereof "15.59".

             VII. TAXES/EXPENSES.

        Section 2(d) is amended by striking "$5,670,396.00" in line two (2) and inserting in lieu thereof "$5,672,276.50".

             VIII.DEMISING PLANS.

A. "New Exhibit A-1" is deleted and replaced by "Current Exhibit A-1" attached hereto;

B. "New Exhibit A-3" is deleted and replaced by "Current Exhibit A-3" attached hereto;

C. "New Exhibit A-5" is deleted and replaced by "Current Exhibit A-5" attached hereto;

D. "Exhibit "A-7a" " and "Exhibit "A-7b"" are deleted and replaced by "New Exhibit A-7" attached hereto; and

E. "Exhibit "A-8"" is deleted and replaced by "New Exhibit A-8" attached hereto.

             IX.  RENT CREDIT.

A. Section 31.A. of the Lease is amended by striking out column "B" and inserting in lieu thereof:

             "    $    203,472.00
                       203,472.00
                       203,472.00
                  ---------------
                  $    601,416.00   "

B. Section I.A. of the Third Amendment to Lease is amended by deleting "$48,062.40 (160,208 X $0.30)" and inserting in lieu thereof "$48,235.20
(160,784 X $0.30)".

             X.   TERMS OF LEASE.

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease as of the date first above written.



                                  This instrument is executed by AMERICAN
                                  NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.


                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:                           By /s/
                                    --------------------------------
                                  Its          Vice President

By /s/
  ------------------------------
Its     Assistant Secretary

                                                TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


ATTEST:                           By /s/
                                    --------------------------------
                                  Its     Senior Vice President

By /s/
  ------------------------------
Its     Assistant Secretary

                            FIFTH AMENDMENT TO LEASE
                            ------------------------

        This Fifth Amendment to Lease is made and entered into as of this 7th day of October, 1982, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease dated May 11, 1981 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord 100,000 square feet of office space on the Lobby Level and 2nd - 6th Floors of the Building located at 30 South Wacker Drive, Chicago, Illinois (hereinafter called the "Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; and

        WHEREAS, Landlord and Tenant desire to enter into this Fifth Amendment to Lease for the purposes of amending the Lease is hereinafter set forth;

        NOW THEREFORE, for a good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, Landlord and Tenant hereby agree as follows:

             I.   ELEVATOR.

        Section 49 of the Lease is amended:

             1.   by striking out "#2" in line 4 and inserting in lieu thereof
                  "#1";

             2.   by the addition of the following:

                  "The Elevator shall serve (among other floors) the 9th and 10th Floors of the Building except that on notice to Landlord, Tenant may elect to delete service to the 9th and 10th Floors of the Building."

             II.  TERMS OF LEASE.

        Except as hereinbefore modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Lease as of the date first above written.


                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

                                  By  /s/
                                    -----------------------------------
                                  ITS          Vice President
ATTEST:

By /s/
  -------------------------------
ITS      Assistant Secretary

                                 This instrument is executed by AMERICAN
                                 NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.


                                                    TENANT

                                 CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


                                  By /s/
                                    -----------------------------------
                                  ITS     Senior Vice President

ATTEST:

By /s/
  -------------------------------
ITS       Secretary

                                 SIXTH AMENDMENT
                                 ---------------
        THIS Sixth AMENDMENT is made as of this 5th day of July 1983, between

        AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord"), and

        CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease dated May 11, 1981 pursuant to which Tenant leased 160,784 square feet on the Upper Lobby Level and the 2nd-8th floors of the building located at 30 South Wacker Drive, Chicago, Illinois ("Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; and a Fifth Amendment to Lease dated October 7, 1982 (hereinafter collectively referred to as "Lease"); and




        WHEREAS, Landlord and Tenant desire to enter into this Sixth Amendment for the purpose of amending the Lease;

        NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Landlord and Tenant agree as follows:

             I.   MEMBER SPACE.

             Sections 25.D.3.a. (I) and (ii) are deleted in their entirety and replaced with the following:

        "    (i)  in the Members' Space, or

             (ii) in the succeeding floors of the Building immediately above the Members' Space, or

             (iii) at the discretion of Landlord, in the lower part of the Phase II Tower.

             (iv) Notwithstanding subsections a.(I) and (ii) to the contrary, Landlord, at its discretion, may exclude the 22nd floor of the Building from the space described in subsections a. (i) and (ii) above. Such exclusion shall not, however, diminish the amount of Member, Five, Ten, and Fifteen Year Space and replacement Premises."

             II.  EXPANSION OPTIONS.

             Section 26.E. is deleted in its entirety and replaced with the following:

        "    E.   The Five, Ten and Fifteen Year Space may, at the discretion of
             Landlord, be located either;

                  1. on floors above the demised premises within space leased by Members (sites to be selected by Tenant), or

                  2. in the Phase II Tower.

                  3. If the Phase II Tower be selected, Landlord shall make reasonable efforts to designate the lower floors (sequentially).

                  4. Notwithstanding subsection E. (1) above, to the contrary, Landlord, and its discretion, may exclude the 22nd floor of the Building from the space described in subsection E.1 above. Such exclusion shall not, however, diminish the amount of Five, Ten and Fifteen Year Space."

             III. TERMS OF LEASE.

             Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

This instrument is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.

                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:


By /s/                              By /s/
  ------------------------------      -------------------------------
Title    ASSISTANT SECRETARY           Title     VICE PRESIDENT
     ---------------------------            -------------------------


                                                           TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation

ATTEST OR WITNESS:


By /s/                              By /s/
  ------------------------------      -------------------------------
Title        ASSISTANT                Title   SENIOR VICE PRESIDENT
     ---------------------------            -------------------------

                                SEVENTH AMENDMENT
                                -----------------

        THIS Seventh AMENDMENT is made as of this 19th day of September 1983, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord"), and

        CHICAGO MERCANTILE EXCHANGE,
        an Illinois not-for-profit corporation
("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease dated May 11, 1981 pursuant to which Tenant leased 160,784 square feet on the Upper Lobby Level and the 2nd-8th floors of the building located at 30 South Wacker Drive, Chicago, Illinois ("Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; a Fifth Amendment to Lease dated October 7, 1982; and a Sixth Amendment to Lease dated July 5, 1983 (hereinafter collectively referred to as "Lease"); and




        WHEREAS, Landlord and Tenant desire to enter into this Seventh Amendment for the purpose of amending the Lease;

        NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Landlord and Tenant agree as follows:

             I.   DESIGN CALCULATIONS CORRECTIONS.

A. The exhibits marked "Current Exhibit A-1", "New Exhibit A-2", "Current Exhibit A-3", "New Exhibit "A-4", "Current Exhibit "A-5", "New Exhibit A-6", "New Exhibit A-7" and "New Exhibit A-8" are hereby stricken in their entirety and replaced by the exhibits marked "Exhibit AA-1 (dated November 10, 1983), AA-2, AA-3, AA-4, AA-5, AA-6, AA-7 and AA-8" dated July 20, 1983 and attached hereto.

B. The Title Page of the Lease is amended by deleting "160,784 Square Feet on the Upper Lobby Level and 2nd-8th Floors" and inserting in lieu thereof "161,160 Square Feet on the Upper Lobby Level and 2nd-8th Floors".

C. The Witnesseth Section of the Lease is amended by deleting in line 3 "160,784 Square Feet on the Upper Lobby Level and 2nd-8th Floors" and inserting in lieu thereof "161,160 Square Feet on the Upper Lobby Level and 2nd-8th Floors".

D. The total Base Rent of $67,027,400.40 payable as set forth in Section 1 of the Lease is amended to be a total Base Rent of $67,179,680.40 as set forth in said Section 1 of the Lease except that it shall be payable as follows:

        1. 120 equal monthly installments of $287,873.17 to be paid in advance on or before the first day of each month during the period beginning on the Commencement Date and ending on the day before the tenth (10th) Anniversary; and

        2. 120 equal monthly installments of $271,957.50 to be paid in advance on or before the first day of each month during the period beginning on the tenth (10th) Anniversary and ending on the Termination Date.

E. Section 2(a)(vii) is amended by striking "1,031,323" in line one (1) and inserting in lieu thereof "1,033,628".

F. Section 2(a)(viii) is amended by striking "160,784" in line one (1) and inserting in lieu thereof "161,160".

G. INTENTIONALLY OMITTED.

H. Section 2(d) is amended by striking $5,672,276.50" in line two (2) and inserting in lieu thereof $5,684,954.00".

I. Section 31.A. of the Lease is amended by striking out column "B" and inserting in lieu thereof:

        "    $    204,106.50
                  204,106.50
                  204,106.50
             ---------------
             $    612,319.50 "

J. Section 38 of the Lease is amended by:

1. striking out "13,643" in line 3 of Section 38.A. and inserting in lieu thereof "13,702"; and

2. striking and deleting "Exhibit A-1a" and replacing it with "Exhibit AA-1a" attached hereto; and

3. striking out "$253,214.00" in line 2 of Section 38.A.2. and inserting in lieu thereof "$254.309.12"; and

4. striking out "$505,337.00" in line 2 of Section 38.A.3. and inserting in lieu thereof "$507,522.08"; and

5. deleting and striking out the first sentence of Section 38.B.1. in its entirety and inserting in lieu thereof the following:

        "1. A lease on the Members Lease Form for a twenty (20) year term (with no Work Letter and no Attachment "A") shall be prepared to reflect total Base Rent of SIX MILLION EIGHT HUNDRED FIFTY THOUSAND NINE HUNDRED NINETY-NINE AND 20/100 DOLLARS ($6,850,999.20) payable in two hundred forty (240) monthly installments of TWENTY EIGHT THOUSAND FIVE HUNDRED FORTY-FIVE AND 83/100 DOLLARS (428.545.83)".

6. by striking out "$505,337.00" in line 2 of Section 38.B.4. and inserting in lieu thereof "$507.522.08"; and

7. striking out Sections 38.B.5.(a), 38.B.5.(b) and 38.B.5.(c) in their entirety; and

8.      deleting "and the Advance under Section 38.(B) (5)", in lines 3 and 4 in
Section 38.D. and inserting in line three (3) before "the Credit" the work "and"; and

9.      deleting "28.57%" in Section 38.D.1. and inserting in lieu thereof
"50%"; and

10.     deleting "28.57% in Section 38.D.2. and inserting in lieu thereof "50%";
and

11.     deleting Section 38.D.3. in its entirety.

12. Section I.A. of the Third Amendment to Lease is amended by deleting "$48,235.20 (160,784 X $0.30)" and inserting in lieu thereof "$48,348.00
(161,160 X $0.30)".

             II. THIRD ADDITIONAL SPACE

A. The demised premises are increased from 161,160 Square Feet on the Upper Lobby Level and 2nd-8th Floors *inclusive) to 171,601 Square Feet on the Upper Lobby Level and 2nd through 8th Floors (inclusive) and the 10th floor by the addition of 10,441 square feet on the 10th floor as shown on Exhibit "A-10" dated October 20, 1983, attached hereto ("Third Additional Space").

B. The Title Page of the Lease is amended by deleting "161,160 Square Feet on the Upper Lobby Level and 2nd-8th Floors" and inserting in lieu thereof "171,601 Square Feet on the Upper Lobby Level, the 2nd through 8th floors (inclusive) and the 10th Floor".

C. The Witnesseth Section of the Lease is amended by deleting in line 3 "161,160 Square Feet on the Upper Lobby Level and 2nd-8th Floors" and inserting in lieu thereof "171,601 Square Feet on the Upper Lobby Level, the 2nd through 8th floors (inclusive) and the 10th Floor".

D. The total Base Rent of $67,179,680.40 payable as set forth in Section 1 of the Lease is amended to be a total Base Rent of $71,408,286.00 as set forth in said Section 1 of the Lease except that it shall be payable as follows:

        1. 120 equal month installments of $305,492.36 to be paid in advance on or before the first day of each month during the period beginning on the Commencement Date and ending on the day before the tenth (10th) Anniversary; and

        2. 120 equal monthly installments of $289,576.69 to be paid in advance on or before the first day of each month during the period beginning on the tenth (10th) Anniversary and ending on the Termination Date.

E. Section 2(a)(viii) is amended by striking "161,160" in line one (1) and inserting in lieu thereof "171,601".

F. Section 2(a)(xi) is amended by striking "15.59" in line one (1) and inserting in lieu thereof "16.60".

G. Section 31.A. of the Lease is amended by striking out column "B" and inserting in lieu thereof:

        "    $    221,725.69
                  221,725.69
                  221,725.69
             ---------------
             $    665,177.07 "

H. Section I.A. of the Third Amendment to Lease is amended by deleting "$48,348.00 (161,160 X $0.30)" and inserting in lieu thereof "$51,480.30
(171,601 X $0.30)".

I. The Commencement Date and commencement of Base Rent and/or Rent Adjustments for the initial demised premises (161,160 square feet on the Upper Lobby and 2nd-8th floors) plus any space to be added to such initial demised premises at the Commencement Date pursuant to Section 25.B.2.a. ("Gap Space"), shall not be delayed if the Third Additional Space and/or the Gap Space is not Ready for Occupancy contemporaneously with such initial demised premises.

             III. RIGHT OF FIRST OFFERING.

             Section 30.A.2. of the Lease is deleted in its entirety and replaced with the following:

        "    2.   Landlord's receipt of the Interest Notice for any portion of the Offering Space (except B.7. below) during the period commencing two (2) years prior to the expiration date of each Offering Lease (defined below) and ending 460 days thereafter. For the space on the ten (10) lowest office floors of the Phase II Tower, Tenant need not give an Interest Notice for the initial leasing of such space. Landlord shall give an Advice when it commences marketing such space. Subsequent to the initial leasing of the ten (10) lowest office floors of the Phase II Tower, an Interest Notice shall be required of Tenant as stated in this Section 30; and "

             IV.  CLEANING CREDIT.

             Tenant shall have the right, at Tenant's expense, to contract separately for all cleaning services to be provided by Landlord (or Landlord's contractor(s)) pursuant to Section 3(a)(iv) of the Lease so long as such separate contract and the services to be rendered pursuant thereto do not create any jurisdictional or other labor disputes for Landlord. Tenant shall notify Landlord of its intention to contract separately for cleaning services pursuant to the provisions of this Section, and Landlord shall remit to Tenant, monthly, as and for Landlord's payment for such cleaning services separately contracted for, an amount equal to actual costs saved by Landlord by reason of Landlord's discontinuance of cleaning services for the demised premises. Tenant's said notice to Landlord shall not be less than three (3) months in advance of the date of commencement of such separate cleaning services. All such separate cleaning services shall be performed in accordance with Landlord's reasonable rules and regulations. It is understood and agreed that should Tenant contract separately for its cleaning services as aforesaid with a contractor other than Landlord's cleaning contractor, Landlord need not provide storage or other facilities for such other contractor and, Landlord shall not act in bad faith to defeat or diminish the amount to be remitted to Tenant by reason of said actual costs saved by Landlord, by unwarrantedly increasing cleaning services to other tenants in the Building, or otherwise.

             V.   TERMS OF LEASE.

             Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first above written.

This instrument is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.

                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.



ATTEST:


By /s/                              By /s/
  ------------------------------      -------------------------------
Title    ASSISTANT SECRETARY           Title     VICE PRESIDENT
     ---------------------------            -------------------------


                                                  TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation

ATTEST


By /s/                              By /s/
  ------------------------------      -------------------------------
Title        CONTROLLER               Title   SENIOR VICE PRESIDENT
     ---------------------------            -------------------------

                                EIGHTH AMENDMENT
                                ----------------

        THIS Eighth AMENDMENT is made as of this 17th day of October 1983, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord"), and
        CHICAGO MERCANTILE EXCHANGE,
        an Illinois not-for-profit corporation
("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease dated May 11, 1981 pursuant to which Tenant leased 171,601 square feet on the Upper Lobby Level and the 2nd through 8th floors (inclusive) and the 10th floor of the building located at 30 South Wacker Drive, Chicago, Illinois ("Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; a Fifth Amendment to Lease dated October 7, 1982; a Sixth Amendment to Lease dated July 5, 1983; and a Seventh Amendment to Lease dated September 19, 1983 (hereinafter collectively referred to as "Lease"); and




        WHEREAS, Landlord and Tenant desire to enter into this Eighth Amendment for the purpose of amending the Lease;

        NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Landlord and Tenant agree as follows:

             I.   ALTERATIONS AND CONSTRUCTION.

             Section 8(j) of the Lease is amended by striking out the margin addition and inserting in lieu thereof the following:

"provided however, that if Tenant has on deposit with Landlord one hundred fifty percent (150%) of the lien in cash or title insurance over such lien claim and otherwise holds Landlord harmless and indemnifies Landlord, Tenant may contest the lien. Landlord shall be entitled to hold such funds until the lien is discharged of record (or paid if a notice is served), provided that Tenant may direct payment of said lien claim by Landlord from such funds if Landlord has received appropriate discharge or release documents."

             II.  UNTENANTABILITY.

             Section 10 of the Lease is amended by striking out the margin addition on the lower left corner of page 9 and inserting in lieu thereof the following:

" and if the Trading Floor has not been made untenantable or if it has been made untenantable and the owner of the Trading Floor contracts for or commences the Trading Floor's construction, or repair, then this Lease shall not terminate. Landlord, at its expense, shall proceed with all due diligence to repair, restore or rehabilitate all damaged portions of the exterior of the Building, the demised premises, all other areas of the Building serving the demised premises or providing ingress to or egress therefrom (including without limitation the parking garage, Building lobbies and all areas occupied by equipment or other facilities serving the demised premise or the Trading Floor). In addition, in the event Landlord elects not to rebuild all or any portion of Five, Ten or Fifteen Year Space not then part of the demised premises, a proportionate allocation of insurance proceeds received by Landlord shall be immediately deposited in escrow with a title company or bank for the sole purpose of being used to repair, restore or rehabilitate such Five, Ten, and Fifteen Year Space when and as Tenant exercises its option to lease such Space. If, however, the demised premises or the Building and the Trading Floor are made untenantable by fire or other casualty and if the owner of the Trading Floor does not so construct or commence such reconstruction of the Trading Floor,"

             III. ASSIGNMENT AND SUBLETTING.

             Section 13 of the Lease is hereby deleted and stricken in its entirety and replaced with the following:

             13.  ASSIGNMENT-SUBLETTING.

A. Assignment. Tenant shall not assign, hypothecate, mortgage, encumber, convey this Lease or otherwise permit the use or occupancy of the demised premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to an assignment except that Landlord need not consent to an assignment of this Lease, if:

        1. in the reasonable judgment of Landlord the assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building;

        2. in the reasonable judgment of Landlord the purpose for which the assignee intends to use the demised premises are not in keeping with the standards of Landlord for the Building, or are in violation of the terms of any other leases in the Building, it being understood that the purpose for which assignee intends to use the demised premises may not be in violation of this Lease;

        3. the assignee is either a government (or subdivision or agency thereof) or an occupant of the Building;

        4. less than the remaining term of the Lease is being assigned;

        5. the assignee is not, in the reasonable judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected costs of the obligations to be assumed for the unexpired term of the Lease;

        6. Tenant is in default under this Lease.

The withholding of consent by Landlord to any assignment shall not affect or diminish any right of Tenant to sublet all or any part of the Premises to any person or entity subject to the provisions of Section 13.B.

B. Subletting. Tenant shall have the right, without Landlord's consent, to sublet all or any portion of the demised premises; except that during the first twenty (20) years of the Lease term, Landlord's consent shall be required with respect to:

        1.   Subletting of Five Year Space to either:

             a.   Members who are not then tenants of the Building; or

             b. Members who have leased space in the Building under a lease with a five year term;

        2. Subject to subsection B.3. below, subletting more than 26,000 square feet in the aggregate to Members during the second ten (10) years of the term of the Lease; or

        3. Subletting if the commencement date of the proposed sublease will occur during the six month period after Tenant has exercised an option to lease Five, Ten or Fifteen Year Space pursuant to Section 26 unless such Five, Ten or Fifteen Year Space is contiguous to a pre-existing portion of the demised premises.

C. If Tenant sublets the demised premises or any part thereof:

        1. the terms and conditions of this Lease, including among other things, the use provisions, shall in no way be deemed modified, abrogated or amended.

        2. Tenant shall pay Landlord as additional Base Rent, sixty percent (60%) of any excess rent (together with escalation) payable to and collected by Tenant under the sublease over the Base Rent plus Rent Adjustments payable to Landlord under this Lease, except that notwithstanding any other provision of this Lease, there shall be no abatement or reduction of Base Rent or Rent Adjustments as a result of amounts payable pursuant to clause 2. Of this Section 13.C. Such excess rent shall first be reduced by sixty percent (60%) of the following:

             a. subletting commissions;

             b. advertising or legal expenses involved in the subletting or in subsequently enforcing the terms thereof; and

             c. Tenant's actual expenditures for improvements it is required to make as a result of the sublease except that such improvement expense for purposes of this reduction may not exceed sixty percent (60%) of ten percent (10%) of any project excess rent together with escalation.

        3. Landlord shall be provided a copy of the subletting documents within ten (10) days after their complete execution;

        4. the subletting documents must contain default provisions similar to those contained in this Lease in the event of a default under the sublease Tenant agrees to use reasonable efforts to promptly enforce such provisions.

D. In the event of any assignment or subletting the liability of Tenant for the demised premises shall in no way be deemed modified, abrogated or amended. "

             IV.  MISCELLANEOUS.

             Section 24(l) of the Lease is deleted and stricken in its entirety and replaced with the following:

" (1) Landlord and Tenant agree (upon thirty (30) days or more advance notice) each will deliver to the other a written statement certifying:

             (1) that this Lease is unmodified and in full force and effort (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications),

             (2) the dates to which Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges have been paid,

             (3) that so far as the person making the certificate knows, the other is not in default under the Lease, if such be the case, and

             (4)  such other information as shall be reasonably required by
either Landlord or Tenant.   "

             V.   RETAIL SPACE.

             Section 36 of the Lease is hereby deleted and stricken in its entirety.

             VI.  PRIVATE RESTAURANT CLUB SPACE.

             Section 38 of the Lease is hereby deleted and stricken in its entirety.


VII.    TERMS OF LEASE.

        Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date first above written.


This instrument is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.

                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:


By /s/                            By /s/
  --------------------------        ---------------------------
  Title  ASSISTANT SECRETARY        Title     VICE PRESIDENT
       ---------------------             ----------------------


                                                 TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


ATTEST:


By /s/                            By /s/
  --------------------------        ---------------------------
  Title  CONTROLLER                 Title SENIOR VICE PRESIDENT
       ---------------------             ----------------------

                                 NINTH AMENDMENT
                                 ---------------

        THIS Ninth AMENDMENT is made as of this 3rd day of December 1984, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord"), and

                          CHICAGO MERCANTILE EXCHANGE,
                     an Illinois not-for-profit corporation
("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease dated May 11, 1981 pursuant to which Tenant leased 171,601 square feet on the Upper Lobby Level, 2nd through 8th and 10th Floors of the building located at 30 South Wacker Drive, Chicago, Illinois ("Building"); and a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; a Fifth Amendment to Lease dated October 7, 1982; a Sixth Amendment to Lease dated July 5, 1983; a Seventh Amendment to Lease dated September 19, 1983; and an Eighth Amendment to Lease dated October 17, 1983 (hereinafter collectively referred to as "Lease"); and




        WHEREAS, Landlord and Tenant desire to enter into this Ninth Amendment for the purpose of amending the Lease;

        NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Landlord and Tenant agree as follows:

             I.      SECOND SPACE.

             Effective December 1, 1983, the Second Space (Section I.I. of the Second Amendment) of 40,208 square feet is amended to 29,117 square feet, the reduction being calculated as follows:

First Reservation Space (Section 25.A.1)              400,000 square feet

        less First Reservation
        Space leased by Tenant                       (131,393) square feet*

        less First Reservation
        Space leased by Members                      (253,265) square feet

        less Gap Space                                 (4,251) square feet

Reduction                                              11,091 square feet

* Effective December 1, 1983, the First Reservation Space leased by Tenant is 142,484 square feet.

             II.  BASE RENT.

             The total Base Rent of $71,408,286.00 payable as set forth in
Section 1 of the Lease is amended to be a total Base Rent of $70,881,463.20 as set forth in said Section 1 of the Lease except monthly installments of Base Rent shall be payable as follows:

A. One hundred twenty (120) equal monthly installments of $301,102.17 to be paid in advance on or before the first day of each month during the period beginning December 1, 1983 (Commencement Date) and ending November 30, 1993; and

B. One hundred twenty (120) equal monthly installments of $289,576.69 to be paid in advance on or before the first day of each month during the period beginning December 1, 1993 and ending November 30, 2003 (Termination Date).

             III. TENANT CREDIT.

A. Landlord, if Tenant is not in default under the Lease, hereby grants Tenant a credit of $56,148.18 to be applied against monthly installments of Base Rent as follows:

                 Month                        Amount
                 -----                        ------
             January, 1984                  $18,716.06
             February, 1984                  18,716.06
             March, 1984                     18,716.06
                                            ----------
                             Total          $56,148.18

B. The balance of Base Rent and/or Rent Adjustments due for any month to which a credit has been applied shall be paid as provided in Sections 1 and 2 of the Lease.

             IV.  TERMS OF LEASE.

        Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the date first above written.


This instrument is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.

                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.



ATTEST:


By /s/                            By /s/
  ----------------------------      ---------------------------
  Title  SECOND VICE PRESIDENT    Title     VICE PRESIDENT
       -----------------------           ----------------------


                                                 TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


ATTEST:


By /s/                            By /s/
  --------------------------        ---------------------------
  Title  HOME COUNSEL               Title SENIOR VICE PRESIDENT
       ---------------------             ----------------------

                                 TENTH AMENDMENT
                                 ---------------

        THIS Tenth AMENDMENT is made as of this 16th day of March 1987, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268 ("Landlord"), and

                          CHICAGO MERCANTILE EXCHANGE,
                     an Illinois not-for-profit corporation
("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease dated May 11, 1981 pursuant to which Tenant leased 171,601 square feet on the Upper Lobby Level, 2nd through 8th and 10th Floors of the building located at 30 South Wacker Drive, Chicago, Illinois ("Building"); a First Amendment to Lease dated February 1, 1982; a Second Amendment to Lease dated April 26, 1982; a Third Amendment to Lease dated June 29, 1982; a Fourth Amendment to Lease dated July 28, 1982; a Fifth Amendment to Lease dated October 7, 1982; a Sixth Amendment to Lease dated July 5, 1983; a Seventh Amendment to Lease dated September 19, 1983; an Eighth Amendment to Lease dated October 17, 1983, and a Ninth Amendment dated December 3, 1984 (hereinafter collectively referred to as "Lease"); and

        WHEREAS, Landlord and Tenant desire to enter into this Tenth Amendment for the purpose of amending the Lease;

             I.   Adjustment of First Reservation Space and Second Space.

A. Effective December 1, 1983, the Second Space of 29,117 square feet as adjusted pursuant to Section I of the Ninth Amendment is decreased to 28,595 square feet, and the First Reservation Space leased by Tenant of 142,484 square feet as adjusted pursuant to Section I of the Ninth Amendment is increased to 143,006 square feet.

B. 1. By reason of said adjustment, Landlord, if Tenant is not in default under the Lease, shall grant Tenant a credit of $2,642.64 to be applied against Base Rent as it becomes due under the Lease. $2,642.64 is calculated as follows:

                       (522 X $20.25)
                       --------------  X   3   =  $2,642.64
                             12

        2. The balance of Base Rent and/or Rent Adjustments due for any month in which a credit has been applied shall be paid as provided in Sections 1 and 2 of the Lease.

             II.  Fourth Additional Space.

        Retroactively effective June 1, 1984:

A. The demised premises are increased from 171,601 square feet on the Upper Lobby Level, 2nd-8th and 10th floors of the Building to 175,330 square feet on the Upper Lobby Level, 2nd-8th, 10th, 14th, 15th and 17th floors of the Building by addition of the 1,404 square feet on the 14th floor shown on Exhibit "A-1", the 699 square feet and 350 square feet on the 15th floor shown on Exhibits "A-2" and "A-3" respectively and the 928 square feet and 348 square feet on the 17th floor shown on Exhibits "A-4" and "A-5" respectively (such 3,729 square feet is hereinafter collectively referred to as "Fourth Additional Space").

B. The Title Page of the Lease is amended by deleted 171,601 Square Feet on the Upper Lobby Level, the 2nd through 8th floors (inclusive) and the 10th Floors and inserting in lieu thereof 175,330 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors; and

C. The Witnesseth Section of the Lease is amended by deleting in line 3 171,601 Square Feet on the Upper Lobby Level, the 2nd through 8th floors (inclusive) and the 10th Floor and inserting in lieu thereof 175,330 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th, and 17th Floors; and

D. The term for the Fourth Additional Space shall commence and thereupon be considered demised premises subject to all terms and conditions of the Lease; and

E. Section 2(a)(viii) of the Lease is amended by striking 171,601 in line 1 and inserting in lieu thereof 175,330; and

F. Section 2(a)(xi) is amended by striking 16.60 in line 1 and inserting in lieu thereof 16.96; and

G. All references to Gap Space under the Lease shall be deemed to refer to Fourth Additional Space.

             III. First Deletion Space.

             Retroactively effective March 31, 1986:

A. The demised premises are decreased from 175,330 square feet on the Upper Lobby Level, 2nd-8th, 10th, 14th, 15th and 17th floors of the Building to 174,982 square feet on the Upper Lobby Level, 2nd-8th, 10th, 14th, 15th and 17th floors of the Building by deletion of the 348 square feet on the 17th floor shown on attached Exhibit "B" ("First Deletion Space").

B. The Title Page of the Lease is amended by deleting 175,330 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors and inserting in lieu thereof 174,982 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors; and

C. The Witnesseth Section of the Lease is amended by deleting in line 3 175,330 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors and inserting in lieu thereof 174,982 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors; and

D. Section 2(a) (viii) of the Lease is amended by striking 175,330 in line 1 and inserting in lieu thereof 174,982; and

E. Section 2(a) (xi) is amended by striking 16.96 in line 1 and inserting in lieu thereof 16.93.

             IV.  Fifth Additional Space.

             Effective April 1, 1987:

A. The demised premises are increased from 174,982 square feet on the Upper Lobby Level, 2nd-8th, 10th, 14th, 15th and 17th floors of the Building to 176,363 square feet on the Upper Lobby Level, 2nd-8th, 10th, 14th, 15th and 17th floors of the Building by addition of the 1,381 square feet on 10th floor shown on attached Exhibit "C" ("Fifth Additional Space").

B. The Title Page of the Lease is amended by deleting 174,982 Square Feet on the Upper Lobby Level, 2nd through 8th Floors (inclusive), and the 10th, 14th, 15th and 17th floors and inserting in lieu thereof 176,363 square feet on the Upper Lobby Level, 2nd through 8th Floors (inclusive), and the 10th, 14th, 15th and 17th Floors; and

C. The Witnesseth Section of the Lease is amended by deleting in line 3 174,982 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors and inserting in lieu thereof 176,363 Square Feet on the Upper Lobby Level, the 2nd through 8th Floors (inclusive) and the 10th, 14th, 15th and 17th Floors; and

D. Section 2(a)(viii) of the Lease is amended by striking 174,982 in line 1 and inserting in lieu thereof 176,363; and

E. Section 2(a)(ix) of the Lease is amended by striking 16.93 in line 1 and inserting in lieu thereof 17.06; and

F. Section 26.A. of the Lease is amended by striking 24,000 and inserting in lieu thereof 22,619.

             VI.  Base Rent.

             The total Base Rent of $70,881,463.20 payable as set forth in
Section 1 of the Lease is amended to be a total Base Rent of $72,670,748.06 as set forth in said Section 1 of the Lease except monthly installments of Base Rent shall be payable as follows:

A. six (6) equal monthly installments of $300,895.55 to be paid in advance on or before the first day of each month during the period beginning December 1, 1983 and ending May 31, 1984; and

B. twenty-two (22) equal monthly installments of $307,188.24 to be paid in advance on or before the first day of each month during the period beginning June 1, 1984 and ending March 31, 1986; and

C. twelve (12) equal monthly installments of $306,600.99 to be paid in advance on or before the first day of each month during the period beginning April 1, 1986 and ending March 31, 1987; and

D. eighty (80) equal monthly installments of $308,931.43 to be paid in advance on or before the first day of each month during the period beginning April 1, 1987 and ending November 30, 1993; and

E. one hundred twenty (120) equal monthly installments of $297,612.56 to be paid in advance on or before the first day of each month during the period beginning December 1, 1993 and ending November 30, 2003.

             VII. Preparation of the Fourth Additional Space.

             Landlord agrees to prepare the Fourth Additional Space in accordance with the terms of the Work Letter attached to the Lease and dated May 11, 1981 providing the Building Standard Work installation of Landlord as described on Attachment "A" of said Work Letter.

             VIII.Condition of the Fifth Additional Space.

             Tenant agrees to accept the Fifth Additional Space (including improvements and personality, if any) in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Fifth Additional Space or April 1, 1987.

             IX.  Estoppel Certificates.

             Tenant agrees, upon the occupancy of the Fourth Additional Space, to execute Estoppel Certificates in the form of attached "D" as required by Teachers Insurance and Annuity Association of America.

             X.   TERMS OF LEASE.

             Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment as of the date first above written.


This instrument is executed by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO by reason of any of the covenants, statements, representations or warranties contained in this instrument.

                                                   LANDLORD

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, ILLINOIS, a national banking
                                  association of Chicago, Illinois, not
                                  individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268.

ATTEST:


By /s/                            By /s/
  ----------------------------      ---------------------------
  Title  SECOND VICE PRESIDENT    Title  SECOND VICE PRESIDENT
       -----------------------           ----------------------


                                                 TENANT

                                  CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


ATTEST OR WITNESS:


By /s/                            By /s/
  --------------------------        ---------------------------
  Title  CONTROLLER                 Title SENIOR VICE PRESIDENT
       ---------------------             ----------------------

                               ELEVENTH AMENDMENT

        This Eleventh Amendment (the "Amendment") is made and entered into as of February 1, 1999, but and between EOP-10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company, as beneficiary of land trust dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434-06 ("Landlord"), and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to American National Bank and Trust Company of Chicago, Illinois, a national banking association of Chicago, Illinois not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268) and Tenant are parties to that certain lease dated the 11th day of May, 1981, for space currently containing approximately 176,363 rentable square feet (the "Current Premises") on the upper lobby level, 2nd through 8th, 10th, 14th, 15th and 17th floors of the building commonly known as 30 South Wacker Drive and the address of which is 30 South Wacker Drive, Chicago, Illinois (the "Building"), which lease has been previously amended by instruments dated February 1, 1982 ("First Amendment"), April 26, 1982 ("Second Amendment"), June 29, 1982 ("Third Amendment"), July 28, 1982 ("Fourth Amendment"), October 7, 1982 ("Fifth Amendment"), July 5, 1982 ("Sixth Amendment"), September 19, 1982 ("Seventh Amendment"), October 17, 1983 ("Eighth Amendment"), December 3, 1984 ("Ninth Amendment"), and March 16, 1987 ("Tenth Amendment") (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space known as Suite No. 2003 containing approximately 2,783 rentable square feet on the 20th floor of the Building shown on Exhibit A hereto (the "2003 Temporary Space") be added to the Premises on a temporary basis and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

C. WHEREAS, Tenant has requested that additional space known as Suite No. 3301 containing approximately 3,241 rentable square feet on the 33rd floor of the Building shown on Exhibit B hereto (the "3301 Temporary Space") be added to the Premises on a temporary basis and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

D. WHEREAS, Tenant has requested that additional space containing approximately 23,791 rentable square feet on the ninth (9th) floor of the Building shown on Exhibit C hereto (the "9th Floor Expansion Space") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        I.   Temporary Expansion and Effective Dates.

             A. 2003 Temporary Space. For the period commencing on January 1, 1999 (the "2003 Temporary Expansion Effective Date") and ending on May 31, 1999 (the "2003 Temporary Expansion Termination Date") (said period between the 2003 Temporary Expansion Effective Date and the 2003 Temporary Expansion Termination Date being referred to herein as the "2003 Expansion Term"), the Premises, as defined in the Lease, is temporarily increased by 2,783 rentable square feet by the addition of the 2003 Temporary Space, and during the 2003 Expansion Term the 2003 Temporary Space shall be deemed part of the Premises, as defined in the Lease. The 2003 Temporary Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to any other portion of the Premises unless such concessions are expressly provided for herein with respect to the 2003 Temporary Expansion Space.

        B. 3301 Temporary Space. For the period commencing on February 1, 1999 (the "3301 Temporary Expansion Effective Date") and ending on the last day of the calendar month designated by Landlord or Tenant in a notice of termination given no later than thirty (30) days prior to the designated date of termination, (the "3301 Temporary Expansion Termination Date"), which 3301 Temporary Expansion Effective date shall, in no event be prior to July 31, 1999 (said period between the 3301 Temporary Expansion Effective Date and the 3301 Temporary Expansion Termination Date being referred to herein as the "3301 Expansion Term"), the Premises, as defined in the Lease, is temporarily increased by 3,241 rentable square feet by the addition of the 3301 Temporary Space, and during the 3301 Temporary Expansion Space Term the 3301 Temporary Expansion Space shall be deemed part of the Premises, as defined in the Lease. The 3301 Temporary Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to any other portion of the Premises unless such concessions are expressly provided for herein with respect to the 3301 Temporary Expansion Space.

        C. 9th Floor Expansion Space. Effective as of the Expansion Effective Date (as hereinafter defined) the Premises, as defined in the Lease, is increased by 23,791 rentable square feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Premises, as defined in the Lease, shall be deemed to include the 9th Floor Expansion Space. The Lease Term for the 9th Floor Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The 9th Floor Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the 9th Floor Expansion Space.

             1. The Expansion Effective Date shall be July 1, 1999 (the "Target Expansion Effective Date"), or such later date as possession is delivered to Tenant pursuant to clause 2 below.

             2. The Expansion Effective Date shall be delayed on a day for day basis to the extent that Landlord fails to deliver possession of the Expansion Space on or before April 1, 1999, for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. Notwithstanding the foregoing, Landlord will use commercially reasonable efforts to obtain possession of the Expansion Space from the prior occupants, and Tenant will cooperate with Landlord in connection with such efforts. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended. If the Expansion Effective Date is delayed beyond September 1, 1999 (the "Outside Expansion Date"), and Tenant has cooperated with Landlord in connection with Landlord's efforts to obtain possession as set forth above, then Tenant, as its sole remedy (provided Landlord has used commercially reasonable efforts to obtain possession of the Expansions Space from the prior occupants as set forth above), may terminate this Amendment as to the Expansion Space by giving Landlord written notice of termination on or before the date Landlord has tendered possession of the Expansion Space to Tenant.

II.     Monthly Base Rent

        A. 2003 Temporary Space. Tenant shall not be obligated to pay Base Rent or Rent Adjustment for the 2003 Temporary Space during the 2003 Temporary Expansion Space Term; however, if Tenant holds over in the

                  2003 Temporary Space beyond the 2003 Temporary Expansion Space Term, Tenant's holdover rent shall be calculated in accordance with the provisions of the Lease but assuming that Base Rent for the 2003 Expansion Space was Four Thousand Six Hundred Thirty Eight and 33/100 Dollars ($4,638.33) per month.

             B. 3301 Temporary Space. In addition to Tenant's obligation to pay Base Rent for the Current Premises, and, as applicable, the 9th Floor Expansion Space, during the 3301 Temporary Expansion Space Term, Tenant shall pay Landlord the sum of Nine Thousand Five Hundred and No/100 Dollars ($9,500.00) per month as Base Rent for the 3301 Temporary Space hereunder, with each such installment payable on or before the first day of each month during the period beginning on the 3301 Temporary Expansion Effective Date and ending on the 3301 Temporary Expansion Termination Date hereunder, prorated for any partial month within the 3301 Temporary Expansion Space Term. Tenant shall not be responsible for any Rent Adjustment with respect to the 3301 Temporary Expansion Space, including Expenses or Taxes.

             C. 9th Floor Expansion Space. In addition to Tenant's obligation to pay Base Rent for the Current Premises and the 3301 Temporary Space, Tenant shall pay Landlord the sum of One Million Nine Hundred Three Thousand Eight Hundred Sixty Three and 12/100 Dollars ($1,903,863.12) as Base Rent for the Expansion Space in fifty three (53) monthly installments as follows:

                  1. Twelve (12) equal installments of Thirty Four Thousand One Hundred and 43/100 Dollars ($34,100.43) each payable on or before the first day of each month during the period beginning on the Expansion Effective Date and ending June 30, 2000.

                  2. Twelve (12) equal installments of Thirty Five Thousand One Hundred Twenty Three and 44/100 Dollars ($35,123.44) each payable on or before the first day of each month during the period beginning July 1, 2000 and ending June 30, 2001.

                  3. Twelve (12) equal installments of Thirty Six Thousand One Hundred Seventy Seven and 14/100 Dollars ($36,177.14) each payable on or before the first day of each month during the period beginning July 1, 2001 and ending June 30, 2002.

                  4. Twelve (12) equal installments of Thirty Seven Thousand Two Hundred Sixty Two and 45/100 Dollars ($37,262.45) each payable on or before the first day of each month during the period beginning July 1, 2002 and ending June 30, 2003.

                  5. Five (5) equal installments of Thirty Eight Thousand Three Hundred Eighty and 32/100 Dollars ($38,380.32) each payable on or before the first day of each month during the period beginning July 1, 2003 and ending November 30, 2003.

             All such Base Rent shall be payable by Tenant in accordance with the terms of Section 1 of the Lease. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is other than the Target Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. In such event, the effective date of any increases in the Base Rental rate shall be similarly postponed as a result of an adjustment of the Expansion Effective Date as provided above.

        III. Tenant's Proportion and Rent Adjustments. For the period commencing with the 9th Floor Expansion Effective Date and ending on the Termination Date,

             Tenant's Proportion for the 9th Floor Expansion Space is two and three thousand seventeen ten-thousandths percent (2.3017%). For the period commencing with the 9th Floor Expansion Effective Date and ending on the Termination Date, Tenant shall pay for its Proportion of Expenses and Taxes applicable to the Expansion Space in accordance with the terms of the Lease, provided, however, with respect to the Expansion Space only, during such period, Section 2(d) of the Lease is hereby amended by striking "$5,684,954.00" and inserting in lieu thereof "$0.00".

        IV.  Improvements

             A. Condition. Tenant has inspected the 2003 Temporary Space, the 3301 Temporary Space and the 9th Floor Expansion Space and agrees to accept the same "as is" as of the date of this Amendment (ordinary wear and tear excepted) without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

             B. Cost of Improvements. Any construction, alterations or improvement made to the 2003 Temporary Space, the 3301 Temporary Space and the 9th Floor Expansion Space shall be made at Tenant's sole cost and expense.

             C. Responsibility for Improvements. Any construction, alterations or improvements to the 2003 Temporary Space, the 3301 Temporary Space and the 9th Floor Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 8 of the Lease. In any and all events, neither the Temporary Expansion Effective Date nor the Expansion Effective Date shall be postponed or delayed if the initial improvements to the Temporary Expansion Space or the Expansion Space are incomplete on the respective Expansion Effective Dates for any reason whatsoever. Any delay in the completion of initial improvements to the Temporary Expansion Space or Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

        V. Early Access. Provided that the 9th Floor Expansion Space has been vacated by the current tenant thereof, Tenant may occupy the 9th Floor Expansion Space from and after April 1, 1999. During any period that Tenant shall be permitted to take possession of the 9th Floor Expansion Space prior to the Expansion Effective Date, Tenant shall comply with all the terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Rent Adjustments as to the 9th floor Expansion Space. Landlord will tender possession of the 9th Floor Expansion Space to Tenant immediately after Landlord obtains such possession from the current tenant in said space.

        VI. No Extension or Expansion Options. The parties hereto acknowledge and agree that any option or other rights contained in the Lease which entitle Tenant to extend the term of the Lease or expand the Premises shall apply only to the Premises and shall not be applicable to the 2003 Temporary Space or the 3301 Temporary Space in any manner.

        VII. Holdover. If Tenant should holdover in the 2003 Temporary Space or the 3301 Temporary Space after expiration or termination of the applicable term, any remedies available to Landlord as a consequence of such holdover contained in Section 17 of the Lease or otherwise shall be applicable, but only with respect to the applicable temporary space and shall not be deemed applicable to the Premises unless and until Tenant holds over in the Premises after expiration or earlier termination of the Lease Term.

        VIII. Miscellaneous.

             A. This Amendment sets forth the entire agreement between the parties with respect to the matter set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

             B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

             C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

             D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

             E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

             F. Tenant hereby represents to Landlord that Tenant has dealt with no broker except for the Levy Organization ("Broker") in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers, other than Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                            LANDLORD:  EOP-10&30 SOUTH WACKER, L.L.C., a
                                       Delaware limited liability company, as
                                       beneficiary of land trust dated October
                                       1, 1997, and known as American national
                                       Bank and Trust Company of Chicago Trust
                                       No. 123434-06

                                  By:  EOP Operating Limited Partnership, a
                                       Delaware limited partnership, its sole
                                       member

                                       By:  Equity Office Properties Trust, a
                                            Maryland real estate investment
                                            trust, its managing general partner

                                            By: /s/ George Kohl
                                               -----------------------------
                                            Name:       George Kohl
                                                 ---------------------------
                                            Title:  Vice President Leasing
                                                  --------------------------

                            TENANT: CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation

                                  By: /s/ David G. Gomach
                                     ---------------------------------------
                                  Name:   David G. Gomach
                                       -------------------------------------
                                  Title: Senior Vice President CFO
                                        ------------------------------------

                                TWELFTH AMENDMENT

        This Twelfth Amendment (the "Amendment") is made and entered into as of Jun 30 1999, 1999, by and between EOP-10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company, as beneficiary of land trust dated October 1, 1997, and know as American National Bank and Trust company of Chicago Trust No. 123434-06 ("Landlord"), and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to American National Bank and Trust Company of Chicago, Illinois, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980, and known as Trust No. 48268) and Tenant are parties to that certain lease dated the 11th day of May, 1981, for space (the "Current Premises") in the building commonly known as 30 South Wacker Drive and the address of which is 30 South Wacker Drive, Chicago, Illinois (the "Building"), which lease has been previously amended by instruments dated February 1, 1982 ("First Amendment"), April 26, 1982 ("Second Amendment"), June 29, 1982 ("Third Amendment), July 28, 1982 ("Fourth Amendment"), October 7, 1982 ("Fifth Amendment"), July 5, 1983 ("Sixth Amendment"), September 19, 1983 ("Seventh Amendment"), October 17, 1983 ("Eighth Amendment"), December 3, 1984 ("Ninth Amendment"), March 16, 1987 ("Tenth Amendment"), and February 1, 1999 (the "Eleventh Amendment") (collectively the "Lease"); and

B. WHEREAS, Tenant has requested that storage space known as M-208 containing approximately 1,060 rentable square feet and M-210 containing approximately 1,275 rentable square feet on the Mezzanine floor of the Building shown on Exhibit A hereto (the "Storage Space") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        I. Storage Effective Date. Effective as of the Storage Effective Date (as hereinafter defined) the Premises, as defined in the Lease, is increased by 2,335 rentable square feet by the addition of the Storage Space, and from and after the Storage Effective Date, the Premises, as defined in the Lease, shall be deemed to include the Storage Space. The Lease Term for the Storage Space shall commence on the Storage Effective Date and end on the Termination Date. The Storage Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Storage Space.

             1. The Storage Effective Date shall be July 1, 1999 (the "Target Storage Effective Date"), or such later date as possession is delivered to Tenant. The Storage Space is currently vacant and Landlord will deliver possession of the Storage Space to Tenant upon full execution of this Amendment.

             2. The Storage Effective Date shall be delayed on a day for day basis to the extent that Landlord fails to deliver possession of the Storage Space on or before July 1, 1999. If the Storage Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended. If the Storage Effective Date is delayed beyond September 1, 1999 (the "Outside Storage Date"), then Tenant, as its sole remedy may terminate this Amendment as to the Storage Space by giving Landlord written notice of termination on or before the date Landlord has tendered possession of the Storage Space to Tenant.

        II. Monthly Storage Rent. In addition to Tenant's obligation to pay Base Rent for the Current Premises, Tenant shall pay Landlord the sum of One Hundred Sixty Two Thousand Nine Hundred Fifty Six and 80/100 Dollars ($162,956.80) as Storage Rent for the Storage Space in fifty three (53) monthly installments as follows:

             1. Twelve (12) equal installments of Two Thousand Nine Hundred Eighteen and 75/100 Dollars ($2,918.75) each payable on or before the first day of each month during the period beginning on the Storage Effective Date and ending June 30, 2000.

             2. Twelve (12) equal installments of Three Thousand Six and 31/100 Dollars ($3,006.31) each payable on or before the first day of each month during the period beginning July 1, 2000 and ending June 30, 2001.

             3. Twelve (12) equal installments of Three Thousand Ninety Six and 50/100 Dollars ($3,096.50) each payable on or before the first day of each month during the period beginning July 1, 2001 and ending June 30, 2002.

             4. Twelve (12) equal installments of Three Thousand One Hundred Eighty Nine and 39/100 Dollars ($3,189.39) each payable on or before the first day of each month during the period beginning July 1, 2002 and ending June 30, 2003.

             5. Five (5) equal installments of Three Thousand Two Hundred Eighty Five and 08/100 Dollars ($3,285.08) each payable on or before the first day of each month during the period beginning July 1, 2003 and ending November 30, 2003.

             All such Storage Rent shall be payable by Tenant in accordance with the terms of Section 1 of the Lease. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Storage Effective Date is the Target Storage Effective Date. If the Storage Effective Date is other than the Target Storage Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Storage Rent for the Storage Space shall be appropriately adjusted on a per diem basis to reflect the actual Storage Effective Date and the actual Storage Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. In such event, the effective date of any increases in the Storage Rent rate shall be similarly postponed as a result of an adjustment of the Storage Effective Date as provided above.

        III. Rent Adjustments. Tenant shall not be obligated to pay Rent Adjustment for the Storage Space. The addition of the Storage Space to the Premises shall not affect Tenant's Proportion or be included in the Rentable Area of the Premises for purposes of calculating the CPI portion of the Rent Adjustment or any other Rent Adjustment. However, Tenant shall pay to Landlord, as additional rent, all charges for any miscellaneous services, goods or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under the Lease.

        IV.  Improvements

             A. Condition. Tenant has inspected the Storage Space and agrees to accept the same "as is" as of the date of this Amendment (ordinary wear and tear excepted) without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

             B. Cost of Improvements. Any construction, alterations or improvement made to the Storage Space shall be made at Tenant's sole cost and expense.

             C. Responsibility for Improvements. Any construction, alterations or improvements to the Storage Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 9 of the Lease.

        V. Early Access. Tenant may occupy the Storage Space from and after the full execution of this Amendment. During any period that Tenant shall be permitted to take possession of the Storage Space prior to the Storage Effective Date, Tenant shall comply with all the terms and provisions of the Lease, except those provisions requiring payment of Base Rent as to the Storage Space.

        VI.  Additional Storage Space Rules.

             A. The Storage Space shall be used by Tenant for the storage of equipment, inventory or other non-perishable items normally used in Tenant's business, and for no other purpose whatsoever. Tenant agrees to keep the Storage Space in a net and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time.

             B. All terms and provisions of the Lease shall be applicable to this Agreement, including, without limitation, Indemnity and Waiver of Claims and Tenant's Insurance, except that Landlord need not supply air-cooling, heat, water, janitorial service, cleaning or window washing to the Storage Space.

             C. At any time and from time to time, Landlord shall have the right to relocate the Storage Space to a new location which shall be no smaller than the square footage of the Storage Space.


        VII. Miscellaneous.

             A. This Amendment sets forth the entire agreement between the parties with respect to the matter set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, except as provided in the case of casualty or eminent domain or as specifically set forth in this Amendment.

             B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.


             C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

             D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

             E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

             F. Tenant hereby represents to Landlord that Tenant has dealt with no broker except for the Levy Organization ("Broker") in connection with this

                  Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers, including Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                        LANDLORD:  EOP-10&30 SOUTH WACKER, L.L.C., a Delaware
                                   limited liability company, as beneficiary of land trust dated October 1, 1997, and known as American national Bank and Trust Company of Chicago Trust No. 123434-06

                              By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                                   By:  Equity Office Properties Trust, a
                                        Maryland real estate investment trust,
                                        its managing general partner

                                        By: /s/ George Kohl
                                           -----------------------------
                                        Name:       George Kohl
                                             ---------------------------
                                        Title:  Vice President Leasing
                                              --------------------------

                        TENANT:  CHICAGO MERCANTILE EXCHANGE, an Illinois
                                     not-for-profit corporation

                              By: /s/ David G. Gomach
                                 ---------------------------------------
                              Name:   David G. Gomach
                                   -------------------------------------
                              Title: Senior Vice President CFO
                                    ------------------------------------